                                                                    Exhibit 10.1


                                                                  CONFORMED COPY

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                                 $1,150,000,000



                      AMENDED AND RESTATED CREDIT AGREEMENT



                           Dated as of October 5, 2001

                                      among


                               CENDANT CORPORATION

                                   as Borrower

                                       and

                         THE LENDERS REFERRED TO HEREIN

                                       and

                THE CHASE MANHATTAN BANK, as Administrative Agent


                            THE BANK OF NOVA SCOTIA,
                       CREDIT LYONNAIS NEW YORK BRANCH and
                                 CITIBANK N.A.,
                           as Co-Documentation Agents

                   BANK OF AMERICA, N.A., as Syndication Agent

                  J.P. MORGAN SECURITIES INC., as Lead Arranger



================================================================================


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                                TABLE OF CONTENTS

                                                                                                     PAGE
1.       DEFINITIONS....................................................................................1
2.       THE LOANS.....................................................................................20
         SECTION 2.1.     Commitments..................................................................20
         SECTION 2.2.     Loans........................................................................21
         SECTION 2.3.     Use of Proceeds..............................................................22
         SECTION 2.4.     Competitive Bid Procedure....................................................22
         SECTION 2.5.     Revolving Credit Borrowing Procedure.........................................24
         SECTION 2.6.     Refinancings.................................................................25
         SECTION 2.7.     Fees.........................................................................25
         SECTION 2.8.     Repayment of Loans; Evidence of Debt.........................................26
         SECTION 2.9.     Interest on Loans............................................................27
         SECTION 2.10.    Interest on Overdue Amounts..................................................28
         SECTION 2.11.    Alternate Rate of Interest...................................................28
         SECTION 2.12.    Termination and Reduction of Commitments; Increase of Commitments............29
         SECTION 2.13.    Prepayment of Loans..........................................................30
         SECTION 2.14.    Eurodollar Reserve Costs.....................................................30
         SECTION 2.15.    Reserve Requirements; Change in Circumstances................................31
         SECTION 2.16.    Change in Legality...........................................................33
         SECTION 2.17.    Reimbursement of Lenders.....................................................33
         SECTION 2.18.    Pro Rata Treatment...........................................................34
         SECTION 2.19.    Right of Setoff..............................................................35
         SECTION 2.20.    Manner of Payments...........................................................35
         SECTION 2.21.    United States Withholding....................................................36
         SECTION 2.22.    Certain Pricing Adjustments..................................................37
         SECTION 2.23.    Letters of Credit............................................................38

3.       REPRESENTATIONS AND WARRANTIES OF BORROWER....................................................42
         SECTION 3.1.     Corporate Existence and Power................................................42
         SECTION 3.2.     Corporate Authority, No Violation and Compliance with Law....................43
         SECTION 3.3.     Governmental and Other Approval and Consents.................................43
         SECTION 3.4.     Financial Statements of Borrower.............................................43
         SECTION 3.5.     No Material Adverse Change...................................................43
         SECTION 3.6.     [Reserved]...................................................................43
         SECTION 3.7.     Copyrights, Patents and Other Rights.........................................44
         SECTION 3.8.     Title to Properties..........................................................44
         SECTION 3.9.     Litigation...................................................................44
         SECTION 3.10.    Federal Reserve Regulations..................................................44
         SECTION 3.11.    Investment Company Act.......................................................44
         SECTION 3.12.    Enforceability...............................................................44
         SECTION 3.13.    Taxes........................................................................45
         SECTION 3.14.    Compliance with ERISA........................................................45
         SECTION 3.15.    Disclosure...................................................................45


         SECTION 3.16.    Environmental Liabilities....................................................45

4.       CONDITIONS OF LENDING.........................................................................46
         SECTION 4.1.     Conditions Precedent to Closing..............................................46
         SECTION 4.2.     Conditions Precedent to Each Extension of Credit.............................47

5.       AFFIRMATIVE COVENANTS.........................................................................48
         SECTION 5.1.     Financial Statements, Reports, etc...........................................48
         SECTION 5.2.     Corporate Existence; Compliance with Statutes................................50
         SECTION 5.3.     Insurance....................................................................50
         SECTION 5.4.     Taxes and Charges............................................................50
         SECTION 5.5.     ERISA Compliance and Reports.................................................50
         SECTION 5.6.     Maintenance of and Access to Books and Records; Examinations.................51
         SECTION 5.7.     Maintenance of Properties....................................................51
         SECTION 5.8.     Changes in Character of Business.............................................51

6.       NEGATIVE COVENANTS............................................................................52
         SECTION 6.1.     Limitation on Indebtedness...................................................52
         SECTION 6.2.     INTENTIONALLY OMITTED........................................................53
         SECTION 6.3.     Hotel Subsidiaries...........................................................53
         SECTION 6.4.     Consolidation, Merger, Sale of Assets........................................53
         SECTION 6.5.     Limitations on Liens.........................................................54
         SECTION 6.6.     Sale and Leaseback...........................................................55
         SECTION 6.7.     Debt to Capitalization Ratio.................................................55
         SECTION 6.8.     Interest Coverage Ratio......................................................56
         SECTION 6.9.     Accounting Practices.........................................................56

7.       EVENTS OF DEFAULT.............................................................................56

8.       THE ADMINISTRATIVE AGENT AND EACH ISSUING LENDER..............................................58
         SECTION 8.1.     Administration by Administrative Agent.......................................58
         SECTION 8.2.     Advances and Payments........................................................58
         SECTION 8.3.     Sharing of Setoffs and Cash Collateral.......................................59
         SECTION 8.4.     Notice to the Lenders........................................................60
         SECTION 8.5.     Liability of Administrative Agent and each Issuing Lender....................60
         SECTION 8.6.     Reimbursement and Indemnification............................................61
         SECTION 8.7.     Rights of Administrative Agent...............................................61
         SECTION 8.8.     Independent Investigation by Lenders.........................................61
         SECTION 8.9.     Notice of Transfer...........................................................62
         SECTION 8.10.    Successor Administrative Agent...............................................62
         SECTION 8.11.    Resignation of an Issuing Lender.............................................62

9.       MISCELLANEOUS.................................................................................62
         SECTION 9.1.     Notices......................................................................62
         SECTION 9.2.     Survival of Agreement, Representations and Warranties, etc...................63
         SECTION 9.3.     Successors and Assigns; Syndications; Loan Sales; Participations.............63


         SECTION 9.4.     Expenses; Documentary Taxes..................................................67
         SECTION 9.5.     Indemnity....................................................................68
         SECTION 9.6.     CHOICE OF LAW................................................................68
         SECTION 9.7.     No Waiver....................................................................68
         SECTION 9.8.     Extension of Maturity........................................................69
         SECTION 9.9.     Amendments, etc..............................................................69
         SECTION 9.10.    Severability.................................................................69
         SECTION 9.11.    SERVICE OF PROCESS; WAIVER OF JURY TRIAL.....................................70
         SECTION 9.12.    Headings.....................................................................71
         SECTION 9.13.    Execution in Counterparts....................................................71
         SECTION 9.14.    Entire Agreement.............................................................71
         SECTION 9.15.    Confidentiality..............................................................71
         SECTION 9.16.    Delivery of Addenda..........................................................72

SCHEDULES
         2.1               Commitments
         3.9               Litigation
         6.1               Existing Indebtedness

EXHIBITS
         A-1               Form of Revolving Credit Note
         A-2               Form of Competitive Note
         B                 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
         C                 Form of Assignment and Acceptance
         D                 Form of Compliance Certificate
         E-1               Form of Competitive Bid Request
         E-2               Form of Competitive Bid Invitation
         E-3               Form of Competitive Bid
         E-4               Form of Competitive Bid Accept/Reject Letter
         F                 Form of Revolving Credit Borrowing Request
         G                 Form of Addendum
         H                 Form of New Lender Supplement
         I                 Form of Commitment Increase Supplement

                  AMENDED AND RESTATED CREDIT AGREEMENT (the "AGREEMENT") dated as of October 5, 2001, among CENDANT CORPORATION, a Delaware corporation (the "BORROWER"), the Lenders referred to herein and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (the "ADMINISTRATIVE AGENT") for the Lenders.

                             INTRODUCTORY STATEMENT

                  The Borrower has requested that the Lenders amend and restate the Term Loan Agreement, dated as of February 22, 2001 (the "EXISTING TERM LOAN AGREEMENT"), among the Borrower, certain Lenders and the Administrative Agent to convert the $650,000,000 term loan facility provided thereunder into a revolving credit facility and to increase such facility by the amount of $500,000,000 to establish a $1,150,000,000 committed revolving credit facility pursuant to which Revolving Credit Loans may be made to, and Letters of Credit issued for the account of, the Borrower (of which not more than the amounts described herein at any time shall consist of Letters of Credit).

                  Subject to the terms and conditions set forth herein, each Lender party to the Existing Term Loan Agreement is willing to have its Term Loans under (and as defined in) the Existing Term Loan Agreement converted into Revolving Credit Loans hereunder and to make other Loans to the Borrower and to participate in Letters of Credit.

                  Accordingly, the parties hereto hereby agree to amend and restate the Existing Term Loan Agreement as follows:

1.       DEFINITIONS

                  For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the respective meanings accorded to them therein:

                  "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

                  "ABR LOAN" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article 2.

                  "ADDENDUM" shall mean an instrument, substantially in the form of Exhibit G hereto, by which a Lender becomes a party to this Agreement.

                  "AESOP FINANCING PROGRAM" means the transactions contemplated by that certain Amended and Restated Base Indenture, dated as of July 30, 1997, between AESOP Funding II L.L.C., as issuer, and the Bank of New York, as Trustee, as it may be from time to time further amended, supplemented or modified, and the instruments and agreements referenced therein and otherwise executed in connection therewith.

                  "AFFILIATE" shall mean any Person which, directly or indirectly, is

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         in control of, is controlled by, or is under common control with, the
         Borrower. For purposes of this definition, a Person shall be deemed to be "controlled by" another if such latter Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

                  "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect for such day, (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% or (c) the Base CD Rate in effect for such day plus 1%. For purposes hereof, "PRIME RATE" shall mean the rate per annum publicly announced by the Administrative Agent from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced as effective. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. "BASE CD RATE" shall mean the sum of (a) the product of (i) the Average Weekly Three-Month Secondary CD Rate times (ii) a fraction of which the numerator is 100% and the denominator is 100% minus the aggregate rates of (A) basic and supplemental reserve requirements in effect on the date of effectiveness of such Average Weekly Three-Month Secondary CD Rate, as set forth below, under Regulation D of the Board applicable to certificates of deposit in units of $100,000 or more issued by a "member bank" located in a "reserve city" (as such terms are used in Regulation D) and (B) marginal reserve requirements in effect on such date of effectiveness under Regulation D applicable to time deposits of a "member bank" and (b) the Assessment Rate. "AVERAGE WEEKLY THREE-MONTH SECONDARY CD RATE" shall mean the three-month secondary certificate of deposit ("CD") rate for the most recent weekly period covered therein in the Federal Reserve Statistical release entitled "Weekly Summary of Lending and Credit Measures (Averages of daily figures)" released in the week during which occurs the day for which the CD rate is being determined. The CD rate so reported shall be in effect, for the purposes of this definition, for each day of the week in which the release date of such publication occurs. If such publication or a substitute containing the foregoing rate information is not published by the Federal Reserve for any week, such average rate shall be determined by the Administrative Agent on the basis of quotations received by it from three New York City negotiable certificate of deposit dealers of recognized standing on the first Business Day of the week succeeding such week for which such rate information is not published. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or Federal Funds

         Effective Rate, or both, for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause
         (b) or (c), or both, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Average Weekly Three-Month Secondary CD Rate shall be effective on the effective date of such change in the CD Rate. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate.

                  "APPLICABLE LAW" shall mean all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                  "ASSESSMENT RATE" shall mean, for any day, the net annual assessment rate (rounded upwards, if necessary, to the next higher Basis Point) as most recently estimated by the Administrative Agent for determining the then current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an agreement in the form of Exhibit C hereto, executed by the assignor, assignee and the other parties as contemplated thereby.

                  "AVIS" shall mean Avis Group Holdings, Inc., a Delaware corporation.

                  "AVIS DEBT DOCUMENTS" shall mean the instruments and agreements pursuant to which any indebtedness of Avis or any of its Subsidiaries has been issued, is outstanding or permitted to exist.

                  "AVIS MERGER" shall mean the transaction pursuant to the Agreement and Plan of Merger, dated as of November 11, 2000 (the "MERGER AGREEMENT"), by and among Avis, the Borrower, PHH and Avis Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of the Borrower ("MERGER SUB") in which Merger Sub will merge with and into Avis and each outstanding share of class A common stock, par value $.01 per share of Avis (the "COMMON STOCK"), other than shares of Common Stock held by any subsidiary of Avis, held in Avis' treasury, held by Cendant or any subsidiary of Cendant or held by stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $33.00 in cash.

                  "AVIS SECURITIZATION ENTITY" means a Subsidiary of Avis (or another Person in which Avis or any of its Subsidiaries makes an investment or to which Avis or any of its Subsidiaries transfers Permitted Vehicle Collateral or an interest in Permitted Vehicle Collateral) which engages in no activities other than in connection with the ownership, leasing, operation and financing of Eligible Vehicles and other Permitted Vehicle

         Collateral and which is designated by the board of directors of Avis as a Securitization Entity and as to which:

                           (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

                                    (a) is guaranteed by the Borrower or any of
                  its Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                                    (b) is recourse to or obligates the Borrower
                  or any of its Subsidiaries in any way other than pursuant to Standard Securitization Undertakings; or

                                    (c) subjects any property or asset of the
                  Borrower or any of its Subsidiaries (other than a Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                           (2) neither the Borrower nor any of its Subsidiaries
                  has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction) other than on terms no less favorable to the Borrower or such Subsidiary of the Borrower than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing Permitted Vehicle Collateral; and

                           (3) neither the Borrower nor any of its Subsidiaries
                  has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

                  "AVIS SECURITIZATION INDEBTEDNESS" means (i) Indebtedness that finances or refinances Eligible Vehicles (but only to the extent actually used to finance or refinance Eligible Vehicles) and (ii) Indebtedness secured by Permitted Vehicle Collateral.

                  "BASIS POINT" shall mean 1/100th of 1%.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System.

                  "BORROWING" shall mean a group of Loans of a single Interest Rate Type made by the Lenders (or in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.4) on a single date and as to which a single Interest Period is in effect.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are permitted to close; PROVIDED, HOWEVER, that when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

                  "CAPITAL LEASE" shall mean as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "CASH COLLATERAL ACCOUNT" shall mean a collateral account established with the Administrative Agent, in the name of the Administrative Agent and under its sole dominion and control, into which the Borrower shall from time to time deposit Dollars pursuant to the express provisions of this Agreement requiring such deposit.

                  "CASH EQUIVALENTS" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (i) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of twelve months from the date of acquisition, (ii) commercial paper maturing not in excess of twelve months from the date of acquisition and rated "P-1" by Moody's or "A-1" by S&P on the date of such acquisition, (iii) the following obligations of any Lender or any domestic commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (ii) above: (a) time deposits, certificates of deposit and acceptances maturing not in excess of twelve months from the date of acquisition, or (b) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the type referred to in clause (i) above, (iv) money market funds that invest exclusively in interest bearing, short-term money market instruments: (a) having an average remaining maturity of not more than twelve months and (b)(1) rated at least "P-1" by Moody's or "A-1" by S&P or (2) which are issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, and (v) municipal securities: (a) for which the pricing period in effect is not more than twelve months long and (b) rated at least "P-1" by Moody's or "A-1" by S&P.

                  "CHANGE IN CONTROL" shall mean (i) the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), directly or indirectly, beneficially or of record, of ownership or control of in excess of 30% of the voting common stock of the Borrower on a fully diluted basis at any time or
         (ii) if at any time, individuals who at the Closing Date constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the Closing Date or whose election or a nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

                  "CHASE" shall mean The Chase Manhattan Bank, a New York banking corporation.

                  "CLOSING DATE" shall mean the date on which the conditions precedent to the effectiveness of this Agreement as set forth in
         Section 4.1 have been satisfied or waived, which shall in no event be later than October 5, 2001.

                  "CODE" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as now and hereafter in effect, or any successor provision thereto.

                  "COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender as set forth (i) on Schedule 2.1 hereto and/or (ii) any applicable Assignment and Acceptance to which it may be a party, as the case may be, as such Lender's Commitment may be permanently terminated, reduced or increased from time to time pursuant to Section 2.12 or Article 7. The Commitments shall automatically and permanently terminate on the earlier of (a) the Maturity Date or (b) the date of termination in whole pursuant to Section 2.12 or Article 7.

                  "COMMITMENT PERCENTAGE" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Total Commitment or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans and L/C Exposure then outstanding constitutes of the aggregate principal amount of the Loans and L/C Exposure then outstanding.

                  "COMPETITIVE BID" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.4 in the form of Exhibit E-3.

                  "COMPETITIVE BID ACCEPT/REJECT LETTER" shall mean a notification made by the Borrower pursuant to Section 2.4(d) in the form of Exhibit E-4.

                  "COMPETITIVE BID RATE" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.4(b), (a) in the case of a LIBOR Loan, the Margin and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                  "COMPETITIVE BID REQUEST" shall mean a request made pursuant to Section 2.4 in the form of Exhibit E-1.

                  "COMPETITIVE BORROWING" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.4.

                  "COMPETITIVE LOAN" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.4. Each Competitive Loan shall be a LIBOR Competitive Loan or a Fixed Rate Loan.

                  "COMPETITIVE NOTE" shall have the meaning assigned to such term in Section 2.8.

                  "CONSOLIDATED ASSETS" shall mean, at any date of determination, the total assets of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP.

                  "CONSOLIDATED EBITDA" shall mean, without duplication, for any period for which such amount is being determined, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provision for taxes based on income, (iii) depreciation expense (excluding any such expense attributable to depreciation of Eligible Vehicles which are included in a Qualified Securitization Transaction), (iv) Consolidated Interest Expense, (v) amortization expense, (vi) other non-cash items reducing Consolidated Net Income, plus (vii) any cash contributions by the Borrower and its Subsidiaries during such period into the Settlement Trust minus (viii) any cash expenditures during such period to the extent such cash expenditures (x) did not reduce Consolidated Net Income for such period and (y) were applied against reserves that constituted non-cash items which reduced Consolidated Net Income during prior periods, all as determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries in accordance with GAAP. Notwithstanding the foregoing, in calculating Consolidated EBITDA pro forma effect shall be given to each acquisition of a Subsidiary or any entity acquired in a merger in any relevant period for which the covenants set forth in Sections 6.7 and 6.8 are being calculated as if such acquisition had been made on the first day of such period.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean for any period for which such amount is being determined, total interest expense paid or payable in cash (including that properly attributable to Capital Leases in accordance with GAAP but excluding in any event all capitalized interest and amortization of debt discount and debt issuance costs) of the Borrower and its Consolidated Subsidiaries on a consolidated basis including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net cash costs (or minus net profits) under Interest Rate Protection Agreements MINUS, without duplication, any interest income of the Borrower and its Consolidated Subsidiaries on a consolidated basis during such period. Notwithstanding the foregoing, interest expense on any Avis Securitization Indebtedness or any Timeshare Loan Indebtedness, shall be deemed not to be included in Consolidated Interest Expense.

                  "CONSOLIDATED NET INCOME" shall mean, for any period for which such amount is being determined, the net income (or loss) of the Borrower and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded (i) income (loss) of any Person (other than a Consolidated Subsidiary of the Borrower) in which the Borrower or any of its Consolidated Subsidiaries has any equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or its Consolidated Subsidiaries by such Person during such period, (ii) the income of any Consolidated Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of the income is not at the time permitted by operation of the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary, (iii) any extraordinary after-tax gains and (iv) any extraordinary or unusual pretax losses.

                  "CONSOLIDATED NET WORTH" shall mean, as of any date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such date plus mandatorily redeemable preferred securities issued by Subsidiaries of the Borrower (other than PHH and its Subsidiaries) plus 80% of the aggregate amount outstanding under the Upper DECS which is, at the date as of which Consolidated Net Worth is to be determined, includable as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries. Consolidated Net Worth shall include the Borrower's equity interest in PHH.

                  "CONSOLIDATED SUBSIDIARIES" shall mean all Subsidiaries of the Borrower that are required to be consolidated with the Borrower for financial reporting purposes in accordance with GAAP.

                  "CONSOLIDATED TOTAL INDEBTEDNESS" shall mean (i) the total amount of Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis using GAAP principles of consolidation, which is, at the dates as of which Consolidated Total Indebtedness is to be determined, includable as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries, plus
         (ii) without duplication of any items included in Indebtedness pursuant to the foregoing clause (i), Indebtedness of others which the Borrower or any of its Consolidated Subsidiaries has directly or indirectly assumed or guaranteed (but only to the extent so assumed or guaranteed) or otherwise provided credit support therefor, including without limitation, Guaranties; PROVIDED that, for purposes of this definition,
         (a) any Avis Securitization Indebtedness shall not be deemed Indebtedness, (b) any Timeshare Loan Indebtedness shall not be deemed Indebtedness and (c) only 20% of the aggregate amount outstanding under the Upper DECS which is, at the dates as of which Consolidated Total Indebtedness is to be determined, includable as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries, shall be deemed Indebtedness. In addition, for purposes of this definition, the amount of Indebtedness at any time shall be reduced (but not to less than zero) by the amount of Excess Cash.

                  "DEBT TO CAPITALIZATION RATIO" shall mean at any time the ratio of (x) Consolidated Total Indebtedness to (y) the sum of (i) Consolidated Total Indebtedness plus (ii) Consolidated Net Worth.

                  "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.


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                  "DOLLARS" and "$" shall mean lawful money of the United States of America.

                  "ELIGIBLE LEASES" means open-end and closed-end automobile fleet leases originated by or on behalf of Avis or any of its Subsidiaries which are of a type customarily eligible for inclusion in a Qualified Securitization Transaction.

                  "ELIGIBLE VEHICLES" shall mean the motor vehicle inventory of Avis or any of its Subsidiaries, in each case, whether held for sale, lease or rental purposes which are of a type customarily eligible for inclusion in a Qualified Securitization Transaction.

                  "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA") 33 U.S.C.ss. 1251 ET SEQ., the Clean Air Act ("CAA"), 42 U.S.C.ss.ss. 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C.ss.ss. 136 ET SEQ., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C.ss.ss. 1201 ET SEQ., the Comprehensive Environmental Response, CompensatiON and Liability Act ("CERCLA"), 42 U.S.C.ss. 9601 ET SEQ., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C.ss. 11001 ET SEQ., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901 ET SEQ., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C.ss. 655 andss. 657, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

                  "ENVIRONMENTAL LIABILITIES" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as such Act may be amended, and the regulations promulgated thereunder.

                  "EXCESS CASH" shall mean all cash and cash equivalents of the Borrower and its Consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP in excess of $25,000,000.

                  "EXISTING TERM LOAN AGREEMENT" shall have the meaning assigned to such term in the Introductory Statement hereof.

                  "EXTENSIONS OF CREDIT" shall mean the making of a Loan or the issuance of a Letter of Credit.

                  "EVENT OF DEFAULT" shall have the meaning given such term in
         Article 7 hereof.

                  "FACILITY FEE" shall have the meaning given such term in
         Section 2.7 hereof.

                  "FAIRFIELD" shall mean Fairfield Resorts Inc., a Delaware corporation (formerly Fairfield Communities, Inc.).

                  "FAIRFIELD DEBT DOCUMENTS" shall mean the instruments and agreements pursuant to which any indebtedness of Fairfield or any of its Subsidiaries has been issued, is outstanding or permitted to exist.

                  "FAIRFIELD MERGER" shall mean the transaction pursuant to the Agreement and Plan of Merger, dated as of November 1, 2000, by and among the Borrower, Fairfield and Grand Slam Acquisition Corp., a Delaware corporation and subsidiary of the Borrower.

                  "FIXED RATE BORROWING" shall mean a Borrowing comprised of Fixed Rate Loans.

                  "FIXED RATE LOAN" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "FLEET RECEIVABLES" means all receivables generated by Avis or any of its Subsidiaries from obligors under fleet maintenance contracts, fleet management contracts and fuel card contracts and any other service contracts billed together with Eligible Leases, which are of a type customarily eligible for inclusion in a Qualified Securitization Transaction.

                  "FUNDAMENTAL DOCUMENTS" shall mean this Agreement, any Revolving Credit Notes, any Competitive Notes and any other ancillary documentation which is required to be, or is otherwise, executed by the Borrower and delivered to the Administrative Agent in connection with this Agreement.

                  "GAAP" shall mean generally accepted accounting principles consistently applied (except for accounting changes in response to FASB releases or other authoritative pronouncements) provided, however, that all calculations made pursuant to Sections 6.7 and 6.8 and the related definitions shall have been computed based on such generally accepted accounting principles as are in effect on the Closing Date.

                  "GOVERNMENTAL AUTHORITY" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.


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                  "GRANTING LENDER" shall have the meaning assigned to such term in Section 9.3(k).

                  "GUARANTY" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the repayment of such primary obligation or
         (d) as a general partner of a partnership or a joint venturer of a joint venture in respect of indebtedness of such partnership or such joint venture which is treated as a general partnership for purposes of Applicable Law. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount (or portion thereof) of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder); PROVIDED, HOWEVER, that the amount of any Guaranty shall be limited to the extent necessary so that such amount does not exceed the value of the assets of such Person (as reflected on a consolidated balance sheet of such Person prepared in accordance with
         GAAP) to which any creditor or beneficiary of such Guaranty would have recourse. Notwithstanding the foregoing definition, the term "Guaranty" shall not include any direct or indirect obligation of a Person as a general partner of a general partnership or a joint venturer of a joint venture in respect of Indebtedness of such general partnership or joint venture, to the extent such Indebtedness is contractually non-recourse to the assets of such Person as a general partner or joint venturer (other than assets comprising the capital of such general partnership or joint venture).

                  "HAZARDOUS MATERIALS" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Law.

                  "HOTEL SUBSIDIARY" shall mean any Subsidiary of the Borrower which (a) is engaged as its principal activity, in the hotel franchising business or related activities or (b) owns or licenses from a Person other than the Borrower or another Subsidiary, any proprietary right related to the hotel franchising business.

                  "INDEBTEDNESS" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course and payable within 180 days); (ii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed (but only to the extent so assumed or guaranteed) or otherwise provided credit support therefor, including without limitation, Guaranties; (iii) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (but only to the extent of the fair market value of such assets); (iv) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables arising in the ordinary course and payable within 180 days); or (v) obligations of such Person under Capital Leases.

                  "INTEREST COVERAGE RATIO" shall mean, for each period for which it is to be determined, the ratio of (i) Consolidated EBITDA to
         (ii) Consolidated Interest Expense.

                  "INTEREST PAYMENT DATE" shall mean, with respect to any Borrowing, the last day of the Interest Period applicable thereto and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration or a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months, duration or 90 days' duration, as the case may be, been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of a Borrowing with, or to, a Borrowing of a different Interest Rate Type.

                  "INTEREST PERIOD" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing, and ending on the numerically corresponding day (or, if there is no numerically corresponding day or if the date of the LIBOR Borrowing is the last day of any month, on the last day) in the calendar month that is 1, 2, 3, 6 or, subject to each Lender's approval, 12 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is refinanced with a Borrowing of a different Interest Rate Type in accordance with
         Section 2.6 or is prepaid in accordance with Section 2.13 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than one day after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, HOWEVER, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period may be selected which would extend beyond the Maturity Date. Interest shall accrue from, and including, the first day of an Interest Period to, but excluding, the last day of such Interest Period.

                  "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

                  "INTEREST RATE TYPE" when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include LIBOR, the Alternate Base Rate and the Fixed Rate.

                  "ISSUING LENDER" shall mean Chase or its Affiliates, and/or such other of the Lenders as may be designated in writing by the Borrower and which agree in writing to act as such in accordance with the terms hereof.

                  "L/C EXPOSURE" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented under Letters of Credit but have not yet been paid or have been paid but not reimbursed.

                  "LENDER and "LENDERS" shall mean the financial institutions whose names appear at the foot hereof and any assignee of a Lender pursuant to Section 9.3(b).

                  "LENDING OFFICE" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender's LIBOR Loans, Fixed Rate Loans or ABR Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's LIBOR Loans, Fixed Rate Loans or ABR Loans are made, as notified to the Administrative Agent from time to time.

                  "LETTER OF CREDIT" shall mean any Letter of Credit issued pursuant to Section 2.23.

                  "LIBOR" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to the rate at which Dollar deposits approximately equal in principal amount to (a) in the case of a Revolving Credit Borrowing, Chase's portion of such LIBOR Borrowing and (b) in the case of a Competitive Borrowing, a principal amount that would have been Chase's portion of such Competitive Borrowing had such Competitive Borrowing been a Revolving Credit Borrowing, and for a maturity comparable to such Interest Period, are offered to the principal London office of Chase in immediately available funds in the London Interbank Market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIBOR BORROWING" shall mean a Borrowing comprised of LIBOR Loans.

                  "LIBOR COMPETITIVE LOAN" shall mean any Competitive Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article 2.

                  "LIBOR LOAN" shall mean any LIBOR Competitive Loan or LIBOR Revolving Credit Loan.

                  "LIBOR REVOLVING CREDIT LOAN" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article 2.

                  "LIBOR SPREAD" shall mean, at any date or any period of determination, the LIBOR Spread that would be in effect on such date or during such period pursuant to the chart set forth in Section 2.22 based on the rating of the Borrower's senior unsecured long-term debt.

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "LOAN" shall mean a Competitive Loan or a Revolving Credit Loan, whether made as a LIBOR Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

                  "MARGIN" shall mean, as to any LIBOR Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to four decimal places) to be added to, or subtracted from, LIBOR in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "MARGIN STOCK" shall be as defined in Regulation U of the Board.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole (it is understood that, for purposes of this definition, the accounting irregularities and errors disclosed in the Borrower's report on Form 10-K for the period ending December 31, 2000 filed with the Securities and Exchange Commission and the class action lawsuits disclosed therein and other class action lawsuits arising as a result of the accounting irregularities and errors disclosed therein do not constitute a Material Adverse Effect).

                  "MATERIAL SUBSIDIARY" shall mean (i) any Subsidiary of the Borrower which, together with its Subsidiaries at the time of determination hold, or, solely with respect to Sections 7(f) and 7(g), any group of Subsidiaries which, if merged into each other at the time of determination would hold, assets constituting 10% or more of Consolidated Assets or accounts for 10% or more of Consolidated EBITDA for the Rolling Period immediately preceding the date of determination or (ii) any Subsidiary of the Borrower which holds material trademarks, tradenames or other intellectual property rights.

                  "MATURITY DATE" shall mean February 22, 2004.

                  "MOODY'S" shall mean Moody's Investors Service Inc.

                  "MULTIEMPLOYER PLAN" shall mean a plan described in Section 3(37) of ERISA.

                  "NOTES" shall mean the Competitive Notes and the Revolving Credit Notes.

                  "OBLIGATIONS" shall mean the obligation of the Borrower to make due and punctual payment of principal of, and interest on, the Loans, the Facility Fee, the Utilization Fee, reimbursement obligations in respect of Letters of Credit and all other monetary obligations of the Borrower to the Administrative Agent, any Issuing Lender or any Lender under this Agreement, the Notes or the Fundamental Documents or with respect to any Interest Rate Protection Agreements entered into between the Borrower and any Lender.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMITTED ENCUMBRANCES" shall mean Liens permitted under
         Section 6.5 hereof.

                  "PERMITTED TIMESHARE COLLATERAL" means, as of any date of determination:

                           (1) the collateral securing Timeshare Loan
                  Indebtedness and consisting of Timeshare Loans or a beneficial interest therein and the proceeds thereof;

                           (2) Timeshare Loans or a beneficial interest therein,
                  transferred to a Securitization Entity in connection with a Qualified Securitization Transaction and the proceeds thereof;

                           (3) any related assets which are customarily
                  transferred, or in respect of which security interests are customarily granted, in connection with asset securitizations involving Timeshare Loans; and

                           (4) any proceeds of any of the foregoing.

                  "PERMITTED VEHICLE COLLATERAL" means, as of any date of determination:

                           (1) the collateral securing Avis Securitization
                  Indebtedness and consisting of Eligible Vehicles and receivables, or a beneficial interest therein, arising from the disposition of Eligible Vehicles and the proceeds thereof;

                           (2) Eligible Leases and Fleet Receivables, or a
                  beneficial interest therein, transferred to a Securitization Entity in connection with a Qualified Securitization Transaction and the proceeds thereof;

                           (3) any related assets which are customarily
                  transferred, or in respect of which security interests are customarily granted, in connection with asset securitizations involving Eligible Vehicles or Eligible Leases; and

                           (4) any proceeds of any of the foregoing.

                  "PERSON" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "PHH" shall mean PHH Corporation, a Maryland corporation.

                  "PLAN" shall mean an employee pension benefit plan described in Section 3(2) of ERISA, other than a Multiemployer Plan.

                  "PRO FORMA BASIS" shall mean in connection with any transaction for which a determination on a Pro Forma Basis is required to be made hereunder, that such determination shall be made (i) after giving effect to any issuance of Indebtedness, any acquisition, any disposition or any other transaction (as applicable) and (ii) assuming that the issuance of Indebtedness, acquisition, disposition or other transaction and, if applicable, the application of any proceeds therefrom, occurred at the beginning of the most recent Rolling Period ending at least thirty (30) days prior to the date on which such issuance of Indebtedness, acquisition, disposition or other transaction occurred.

                  "PURCHASE MONEY NOTE" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from Avis or any of its Subsidiaries or a Timeshare Subsidiary to a Securitization Entity or representing the deferred purchase price for the purchase of assets by such Securitization Entity from Avis or any of its Subsidiaries or Timeshare Subsidiary, as the case may be, in each case in connection with a Qualified Securitization Transaction, which note is repayable from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of Eligible Vehicles, Eligible Leases, Fleet Receivables or a beneficial interest therein, in the case of an Avis Securitization Entity, or a Timeshare Loan, in the case of a Timeshare Securitization Entity.

                  "QUALIFIED SECURITIZATION TRANSACTION" means (x) any transaction or series of transactions that may be entered into by Avis or any of its Subsidiaries pursuant to which Avis or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Entity (in the case of a transfer by Avis or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any Permitted Vehicle Collateral (whether now existing or arising in the future) of Avis or any of its Subsidiaries, and any assets related thereto including, without limitation, the proceeds of such Permitted Vehicle Collateral or (y) any transaction or series of transactions that may be entered into by any Timeshare Subsidiary pursuant to which any Timeshare Subsidiary may sell, convey or otherwise transfer to (1) a Securitization Entity (in the case of a transfer by any Timeshare Subsidiary) or (2) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any Permitted Timeshare Collateral (whether now existing or arising in the future) of any Timeshare Subsidiary, and any assets related thereto including, without limitation, the proceeds of such Permitted Timeshare Collateral.

                  "REPORTABLE EVENT" shall mean any reportable event as defined in Section 4043(b) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

                  "REQUIRED LENDERS" shall mean at any time, Lenders holding Commitments representing 51% of the Total Commitment, except that (i) for purposes of determining the Lenders entitled to declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable pursuant to Article 7 and (ii) at all times after the termination of the Total Commitment in its entirety, "Required Lenders" shall mean Lenders holding 51% of the aggregate principal amount of the Loans and L/C Exposure at the time outstanding.

                  "REVOLVING CREDIT BORROWING" shall mean a Borrowing consisting of simultaneous Revolving Credit Loans from each of the Lenders.

                  "REVOLVING CREDIT BORROWING REQUEST" shall mean a request made pursuant to Section 2.5 in the form of Exhibit F.

                  "REVOLVING CREDIT LOANS" shall mean the Loans made by the Lenders to the Borrower pursuant to a notice given by the Borrower under Section 2.5. Each Revolving Credit Loan shall be a LIBOR Revolving Credit Loan or an ABR Loan.

                  "REVOLVING CREDIT NOTE" shall have the meaning assigned to such term in Section 2.8.

                  "ROLLING PERIOD" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

                  "SECURITIZATION ENTITY" means an Avis Securitization Entity or a Timeshare Securitization Entity.

                  "SETTLEMENT" shall mean the settlement of a consolidated class action lawsuit pending against the Borrower styled In re Cendant Corporation Litigation, No. 98-CV-1664 (WHW)(D.N.J.).

                  "SETTLEMENT AGREEMENT" shall mean the Stipulation of Settlement with the Borrower and Certain Other Defendants, executed March 17, 2000.

                  "SETTLEMENT TRUST" shall mean the escrow account established pursuant to the Settlement Agreement.

                  "S&P" shall mean Standard & Poor's Ratings Services.

                  "SPC" shall have the meaning assigned to such term in Section 9.3(k).

                  "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, guaranties, covenants and indemnities entered into by Avis or any of its Subsidiaries or any Timeshare Subsidiary which are reasonably customary in securitizations.

                  "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent or any Lender is subject, for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include those imposed under Regulation
         D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person; PROVIDED that for purposes of Sections 6.1, 6.5, 6.6, 6.7 and 6.8 hereof, PHH and its Subsidiaries shall be deemed not to be Subsidiaries of the Borrower except that (a) Consolidated Net Worth shall be calculated in accordance with the definition thereof and (b) in calculating Consolidated EBITDA for any fiscal quarter the amount of any cash dividends or any other cash distributions actually paid by PHH or any Subsidiary of PHH to the Borrower and its Subsidiaries (excluding the Subsidiaries of PHH) (i) during such period and (ii) up to the time of the delivery of the certificate pursuant to Section 5.1(c) hereof related to such period shall be included in such calculation. Any such cash dividends and distributions received from PHH and its Subsidiaries in one period and included in calculating Consolidated EBITDA for any prior period shall not be included in calculating Consolidated EBITDA for any fiscal quarter ending on or after the first anniversary of the date such dividends and distributions are received.

                  "TIMESHARE DEBT DOCUMENTS" shall mean the instruments and agreements pursuant to which any indebtedness of any Timeshare Subsidiary has been issued, is outstanding or is permitted to exist.

                  "TIMESHARE LOAN INDEBTEDNESS" shall mean any Indebtedness secured by or payable from Permitted Timeshare Collateral.

                  "TIMESHARE LOAN" shall mean any loan made to finance the acquisition of a timeshare, including a timeshare that has not yet been completed, any installment contract for the purchase of a timeshare, or any other arrangement in the nature of a financing of the purchase of a timeshare, and all security therefor and proceeds thereof.

                  "TIMESHARE PROPERTY" shall mean any property used or intended to be used for development, in whole or in part, of a timeshare regime, including but not limited to real property, improvements thereon, any condominium, any portion of such a development, any unit or units subjected to a timeshare regime, any fixed week intervals, any undivided interests, any notional "points" afforded to owners of timeshares, any common areas, and any other form of ownership of, or entitlement to occupy real estate that forms a part of, or is subject to, a timeshare regime under applicable state law.

                  "TIMESHARE SECURITIZATION ENTITY" means in the case of a Subsidiary of a Timeshare Subsidiary (or another Person in which a Timeshare Subsidiary makes an investment or to which any Timeshare Subsidiary transfers Permitted Timeshare Collateral or an interest in Permitted Timeshare Collateral) which engages in no activities other than in connection with the ownership, leasing, operation and financing of Timeshare Properties and other Permitted Timeshare Collateral and which is designated by the board of directors of a Timeshare Subsidiary as a Securitization Entity and as to which:

                           (1) no portion of the Indebtedness or any other
                  obligations (contingent or otherwise) of which:

                                    (a) is guaranteed by the Borrower or any of
                  its Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                                    (b)  is recourse to or obligates the
                  Borrower in any way other than pursuant to Standard Securitization Undertakings; or

                                    (c) subjects any property or asset of the
                  Borrower or any of its Subsidiaries (other than a Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                           (2) neither the Borrower nor any of its Subsidiaries
                  has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction) other than on terms no less favorable to the Borrower or such Subsidiary of the Borrower than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing Permitted Timeshare Collateral; and

                           (3) neither the Borrower nor any of its Subsidiaries
                  has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

                  "TIMESHARE SUBSIDIARY" shall mean Fairfield, its Subsidiaries, or any other direct or indirect Subsidiary of the Borrower that is in the business of developing, owning, selling, managing or financing Timeshare Properties.

                  "TOTAL COMMITMENT" shall mean, at any time, the aggregate amount of the Lenders' Commitments as in effect at such time.

                  "UPPER DECS" shall mean the securities, consisting of 6.75% senior notes of the Borrower due 2006 and forward purchase contracts to purchase the Borrower's common stock in August 2004, issued on July 27, 2001 pursuant to the Prospectus Supplement, dated as of July 20, 2001.

                  "UTILIZATION FEE" shall have the meaning assigned to such term in Section 2.7 hereof.

2.       THE LOANS

                  SECTION 2.1. COMMITMENTS.

                  (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower, at any time and from time to time on and after the Closing Date and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the sum of such Lender's pro rata share of the then current L/C Exposure plus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Lender's Commitment pursuant to Section 2.18 subject, however, to the conditions that (a) at no time shall (i) the sum of (A) the outstanding aggregate principal amount of all Revolving Credit Loans made by all Lenders plus (B) the then current L/C Exposure plus (C) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (ii) the Total Commitment and (b) at all times the outstanding aggregate principal amount of all Revolving Credit Loans made by each Lender shall equal the product of (i) the percentage that its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Revolving Credit Loans made pursuant to a notice given by the Borrower under Section 2.5. The Commitments of the Lenders may be terminated or reduced from time to time pursuant to Section 2.12 or Article 7.

                  (b) Within the foregoing limits, the Borrower may borrow, pay or repay and reborrow hereunder, on and after the Closing Date and prior to the Maturity Date, upon the terms and subject to the conditions and limitations set forth herein.

                  (c) The Term Loans outstanding under (and as defined in) the Existing Term Loan Agreement at the close of business on the Closing Date shall convert on such date into Revolving Credit Loans hereunder, which Revolving Credit Loans may from time to time be (a) LIBOR Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.6.


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                  SECTION 2.2. LOANS.

                  (a) Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Revolving Credit Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.4. The Revolving Credit Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans and LIBOR Loans, in an aggregate principal amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) in the case of ABR Loans, in an aggregate principal amount that is an integral multiple of $500,000 and not less than $5,000,000 (or if less, an aggregate principal amount equal to the remaining balance of the available Total Commitment).

                  (b) Each Competitive Borrowing shall be comprised entirely of LIBOR Competitive Loans or Fixed Rate Loans, and each Revolving Credit Borrowing shall be comprised entirely of LIBOR Revolving Credit Loans or ABR Loans, as the Borrower may request pursuant to Section 2.4 or 2.5, as applicable. Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Interest Rate Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than 9 separate Revolving Credit Loans of any Lender being outstanding hereunder at any one time. For purposes of the calculation required by the immediately preceding sentence, LIBOR Revolving Credit Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans and all Loans of a single Interest Rate Type made on a single date shall be considered a single Loan if such Loans have a common Interest Period.

                  (c) Subject to Section 2.6, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by making funds available at the offices of the Administrative. Agent's Agent Bank Services Department, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081,
Attention: Sharon Hambousi, for credit to Cendant Corporation Clearing Account, Account No. 144812905 (Reference: Cendant Corporation Credit Agreement dated as of October 5, 2001) no later than 1:00 P.M. New York City time (2:00 P.M. New York City time, in the case of an ABR Borrowing) in Federal or other immediately available funds. Upon receipt of the funds to be made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds by depositing them into an account of the Borrower maintained with the Administrative Agent. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.4 in the amounts so accepted and Revolving Credit Loans shall be made by all the Lenders pro rata in accordance with Section 2.1 and this Section 2.2.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.3. USE OF PROCEEDS.

                  The proceeds of the Loans shall be used for working capital and general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, for acquisitions, and support of the Borrower's commercial paper program.

                  SECTION 2.4. COMPETITIVE BID PROCEDURE.

                  (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit E-1, to be received by the Administrative Agent (i) in the case of a LIBOR Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit E-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier. Such request for Competitive Bids shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a LIBOR Borrowing or a Fixed Rate Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof, which shall be in a minimum principal amount of $10,000,000 and in an integral multiple of $5,000,000, and (iii) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit E-2) the Lenders to bid, on the terms and subject to the conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

                  (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent via telecopier, in the form of Exhibit E-3, (i) in the case of a LIBOR Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit E-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (i) the principal amount (which shall be in a minimum principal amount of $10,000,000 and in an integral multiple of $5,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the

Lender is willing to make to the Borrower, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and
(iii) the Interest Period or Interest Periods with respect thereto. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent via telecopier (i) in the case of LIBOR Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; PROVIDED, HOWEVER, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such proposed Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                  (c) The Administrative Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate or Rates and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.4.

                  (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, promptly confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (c) above, (i) in the case of a LIBOR Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; PROVIDED, HOWEVER, that (A) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (B) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (D) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted at lower Competitive Bid Rates with respect to such Competitive Bid Request (it being understood that acceptance in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate) and (E) except pursuant to clause (D) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $10,000,000 and an integral multiple of $5,000,000; PROVIDED FURTHER, HOWEVER, that if a Competitive Loan must be in an amount less than $10,000,000 because of the provisions of clause (D) above, such Competitive Loan shall be in a minimum principal amount of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (D), the amounts shall be rounded to integral multiples of $1,000,000 in a manner that shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender whether its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  (f) A Competitive Bid Request shall not be made within four Business Days after the date of any previous Competitive Bid Request, or such shorter period as may be agreed upon by the Borrower and the Administrative Agent.

                  (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

                  (h) All notices required by this Section 2.4 shall be given in accordance with Section 9.1.

                  (i) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Competitive Loans unless at the time of such request the Borrower has a senior unsecured long-term debt rating of BBB- or better from S&P or Baa3 or better from Moody's.

                  SECTION 2.5. REVOLVING CREDIT BORROWING PROCEDURE.

                  In order to effect a Revolving Credit Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a Borrowing notice in the form of Exhibit F (a) in the case of a LIBOR Borrowing, not later than 12:00
(noon), New York City time, three Business Days before a proposed Borrowing, and
(b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Revolving Credit Borrowing Request. Such notice shall be irrevocable and shall in each case specify (a) whether the Borrowing then being requested is to be a LIBOR Borrowing or an ABR Borrowing, (b) the date of such Revolving Credit Borrowing (which shall be a Business Day) and the amount thereof and (c) if such Borrowing is to be a LIBOR Borrowing, the Interest Period with respect thereto. If no election as to the Interest Rate Type of a Revolving Credit Borrowing is specified in any such notice, then the requested Revolving Credit Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any LIBOR Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this
Section 2.5 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The

Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.5 and of each Lender's portion of the requested Borrowing.

                  SECTION 2.6. REFINANCINGS.

                  The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Interest Rate Type made pursuant to
Section 2.4 or pursuant to a notice under Section 2.5, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Revolving Credit Borrowings and Revolving Credit Borrowings with Competitive Borrowings; PROVIDED, HOWEVER, that at any time after the occurrence, and during the continuation, of a Default or an Event of Default, a Revolving Credit Borrowing or portion thereof may only be refinanced with an ABR Borrowing. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.8 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to Section 2.2(c); PROVIDED, HOWEVER, that (a) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Administrative Agent for distribution to the Borrower or any Lenders described in clause (b) below, as applicable, (b) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Administrative Agent shall return the difference to such Lender out of amounts received pursuant to clause (a) above, and (c) to the extent any Lender fails to pay the Administrative Agent amounts due from it pursuant to clause (a) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.6 and, to the extent of such failure, the Borrower shall pay such amount to the Administrative Agent as required by Section 2.10; and (d) to the extent the Borrower fails to pay to the Administrative Agent any amounts due in accordance with Section 2.10 as a result of the failure of a Lender to pay the Administrative Agent any amounts due as described in clause (c) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Lender which has failed to pay the Administrative Agent amounts due from it pursuant to clause (a) above to the full extent of such Lender's portion of such Loan.

                  SECTION 2.7. FEES.

                  (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, commencing December 31, 2001, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "FACILITY FEE"), at the rate per annum from time to time in effect in accordance with
Section 2.22, on the average daily amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or shorter period commencing with the date hereof, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the Closing Date, shall be payable in arrears and shall cease to accrue on

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the earlier of the Maturity Date and the termination of the Commitment of such
Lender as provided herein.

                  (b) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, commencing December 31, 2001, and on the date on which the Commitment of such Lender shall be terminated as provided herein and, if applicable, the date on which the Obligations have been paid in full, a utilization fee (a "UTILIZATION FEE"), at a rate per annum equal to 0.25%, on the amount of the Commitment of such Lender (or, following termination of the Commitments, if applicable, the Commitment of such Lender in effect immediately prior to such termination), whether used or unused, for each day during the preceding quarter (or shorter period commencing with the Closing Date, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated) on which the aggregate principal amount of Loans and L/C Exposure exceeds 33% of the aggregate amount of the Total Commitments. All Utilization Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Utilization Fee due to each Lender shall be payable in arrears and shall cease to accrue on the date on which the Obligations, including any outstanding Loans, have been paid in full and the Commitments terminated.

                  (c) The Borrower agrees to pay the Administrative Agent, for its own account, the fees at the times and in the amounts provided for in the letter agreement dated August 20, 2001 among the Borrower, Chase and J.P. Morgan Securities Inc.

                  (d) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the fees shall be refundable under any circumstances.

                  SECTION 2.8. REPAYMENT OF LOANS; EVIDENCE OF DEBT.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Article 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.

                  (b) The Borrower unconditionally promises to pay to the Administrative Agent, for the account of each Lender that makes a Competitive Loan, on the last day of the Interest Period applicable to such Competitive Loan, the principal amount of such Competitive Loan. The Borrower further unconditionally promises to pay interest on each such Competitive Loan for the period from and including the date of Borrowing of such Competitive Loan on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and payable as specified in, Section 2.9.

                  (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Revolving Credit Loan and Competitive Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (d) The Administrative Agent shall maintain the Register pursuant to Section 9.3(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Competitive Loan made hereunder, the Interest Rate Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (e) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8 shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans and Competitive Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (f) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "REVOLVING CREDIT NOTE").

                  (g) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Competitive Loans of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "COMPETITIVE NOTE").

                  SECTION 2.9. INTEREST ON LOANS.

                  (a) Subject to the provisions of Section 2.10, the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each LIBOR Revolving Credit Loan, LIBOR for the Interest Period in effect for such Borrowing plus the applicable LIBOR Spread from time to time in effect and (ii) in the case of each LIBOR Competitive Loan, LIBOR for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to
Section 2.5. Interest on each LIBOR Borrowing shall be payable on each applicable Interest Payment Date.

                  (b) Subject to the provisions of Section 2.10, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a

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year of 365 or 366 days, as the case may be, when determined by reference to the
Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the applicable margin, if any, for ABR Loans from time to time in effect pursuant to Section 2.22.

                  (c) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.4.

                  (d) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan. The LIBOR or the Alternate Base Rate for each Interest Period or day within an Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.10. INTEREST ON OVERDUE AMOUNTS.

                  If the Borrower shall default in the payment of the principal of, or interest on, any Loan or any other amount becoming due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, in the case of amounts bearing interest determined by reference to the Prime Rate and a year of 360 days in all other cases, equal to
(a) in the case of the remainder of the then current Interest Period for any LIBOR Loan or Fixed Rate Loan, the rate applicable to such Loan under Section
2.9 plus 2% per annum and (b) in the case of any other Loan or amount, the rate that would at the time be applicable to an ABR Loan under Section 2.9 plus 2% per annum.

                  SECTION 2.11. ALTERNATE RATE OF INTEREST.

                  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Administrative Agent shall have determined that Dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London Interbank Market, or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its portion of such LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining LIBOR, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopier notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have determined that circumstances giving rise to such notice no longer exist, (a) any request by the Borrower for a LIBOR Competitive Borrowing pursuant to
Section 2.4 shall be of no force and effect and shall be denied by the Administrative Agent and (b) any request by the Borrower for a LIBOR Borrowing pursuant to Section 2.5 shall be deemed to be a request for an ABR Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.


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                  SECTION 2.12. TERMINATION AND REDUCTION OF COMMITMENTS;
INCREASE OF COMMITMENTS.

                  (a) The Commitments of all of the Lenders shall be automatically terminated on the earlier of (a) the Maturity Date and (b) October 5, 2001 if the Closing Date has not occurred on or prior to such date.

                  (b) Subject to Section 2.13(b), upon at least three Business Days, prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; PROVIDED, HOWEVER, that
(i) each partial reduction of the Total Commitment shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $10,000,000 and (ii) the Borrower shall not be entitled to make any such termination or reduction that would reduce the Total Commitment to an amount less than the sum of the aggregate outstanding principal amount of the Loans plus the then current L/C Exposure.

                  (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders on the date of each termination or reduction in the Total Commitment, the Facility Fees on the amount of the Total Commitment so terminated or reduced accrued to the date of such termination or reduction.

                  (d) In the event that the Borrower wishes to increase the aggregate Commitments at any time when no Default or Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the "OFFERED INCREASE AMOUNT") of such proposed increase (such notice, a "COMMITMENT INCREASE NOTICE"). The Borrower may, at its election, (i) offer one or more of the Lenders the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (f) below and/or
(ii) with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), offer one or more additional banks, financial institutions or other entities the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (e) below. Each Commitment Increase Notice shall specify which Lenders and/or banks, financial institutions or other entities the Borrower desires to participate in such Commitment increase. The Borrower or, if requested by the Borrower, the Administrative Agent, will notify such Lenders and/or banks, financial institutions or other entities of such offer.

                  (e) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Commitments and which elects to become a party to this Agreement and provide a Commitment in an amount so offered and accepted by it pursuant to Section 2.12(d)(ii) shall execute a New Lender Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit H, whereupon such bank, financial institution or other entity (herein called a "NEW LENDER") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule
2.1 shall be deemed to be amended to add the name and Commitment of such New Lender, PROVIDED that the Commitment of any such new Lender shall be in an amount not less than $10,000,000.

                  (f) Any Lender which accepts an offer to it by the Borrower to increase its Commitment pursuant to Section 2.12(d)(i) shall, in each case, execute a Commitment Increase Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit I, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 2.1 shall be deemed to be amended to so increase the Commitment of such Lender.

                  (g) Notwithstanding anything to the contrary in this Section 2.12, (i) in no event shall any transaction effected pursuant to this Section
2.12 cause the aggregate Commitments hereunder to exceed $1,500,000,000 and (ii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

                  SECTION 2.13. PREPAYMENT OF LOANS.

                  (a) Prior to the Maturity Date, the Borrower shall have the right at any time to prepay any Revolving Credit Borrowing, in whole or in part, subject to the requirements of Section 2.17 but otherwise without premium or penalty, upon prior written or telecopy notice to the Administrative Agent before 12:00 noon New York City time at least one Business Day in the case of an ABR Loan and at least three Business Days in the case of a LIBOR Loan; PROVIDED, HOWEVER, that each such partial prepayment shall be in an integral multiple of $5,000,000 and in a minimum aggregate principal amount of $10,000,000. The Borrower shall not have the right to prepay any Competitive Borrowing without the consent of the relevant lender.

                  (b) On any date when the sum of the aggregate outstanding Loans (after giving effect to any Borrowings effected on such date) plus the then current L/C Exposure exceeds the Total Commitment, the Borrower shall make a mandatory prepayment of the Revolving Credit Loans in such amount as may be necessary so that the aggregate amount of outstanding Loans plus the then current L/C Exposure after giving effect to such prepayment does not exceed the Total Commitment then in effect. Any prepayments required by this paragraph shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding LIBOR Revolving Credit Loans.

                  (c) Each notice of prepayment pursuant to Section 2.13(a) shall specify the specific Borrowing(s), the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing(s) by the amount stated therein. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid, to the date of prepayment.

                  SECTION 2.14. EURODOLLAR RESERVE COSTS.

                  The Borrower shall pay to the Administrative Agent for the account of each Lender, so long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of, or including, Eurocurrency Liabilities (as defined in Regulation D of the Board), additional interest on the unpaid principal amount of each LIBOR Loan made to the Borrower by such Lender, from the date of such Loan until such Loan is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Loan to the remainder obtained by subtracting (i) LIBOR for such Interest Period from (ii) the rate obtained by multiplying LIBOR as referred to in clause (i) above by the Statutory Reserves of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower (with a copy to the Administrative Agent) not later than five Business Days before the next Interest Payment Date for such Loan, and such additional interest so notified to the Borrower by any Lender shall be payable to the Administrative Agent for the account of such Lender on each Interest Payment Date for such Loan.

                  SECTION 2.15. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in Applicable Law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any LIBOR Loan or Fixed Rate Loan, or shall change the basis of taxation of payments to any Lender of the principal of or interest on any LIBOR Loan or Fixed Rate Loan made by such Lender or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or its applicable Lending Office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or
(y) any tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Lender to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, or (iii) shall impose on any Lender or the London Interbank Market any other condition affecting this Agreement or any LIBOR Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Lender to be material, then the Borrower shall pay such additional amount or amounts as will compensate such Lender for such increase or reduction to such Lender upon demand by such Lender.

                  (b) If, after the date of this Agreement, any Lender shall have determined in good faith that the adoption after the date hereof of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender (or its holding company) could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies or the policies of its holding company, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction upon demand by such Lender.

                  (c) A certificate of a Lender setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts referred to in the preceding clause
(i), shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 Business Days after its receipt of the same.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

                  (e) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost under this Section 2.15,
Section 2.16, Section 2.21 or Section 2.23(g) or (ii) would require the Borrower to pay an increased amount under this Section 2.15, Section 2.16, Section 2.21 or Section 2.23(g), it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable to participate in Letters of Credit, through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans or Letters of Credit would be materially reduced, or any inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans or Letters of Credit pursuant to this Section 2.15, Section 2.16, Section 2.21 or Section 2.23(g) would be materially reduced or the taxes or other amounts otherwise payable under this Section 2.15, Section 2.16, Section 2.21 or Section 2.23(g) would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans or Letters of Credit through such other Lending Office would not otherwise materially adversely affect such Loans or Letters of Credit or such Lender.

                  (f) In the event any Lender shall have delivered to the Borrower a notice that LIBOR Loans are no longer available from such Lender pursuant to Section 2.16, that amounts are due to such Lender pursuant to paragraph (c) hereof or that any of the events designated in paragraph (e) hereof have occurred, the Borrower may (but subject in any such case to the payments required by Section 2.17), provided that there shall exist no Default or Event of Default, upon at least five Business Days' prior written or telecopier notice to such Lender and the Administrative Agent, but not more than 30 days after receipt of notice from such Lender, identify to the Administrative Agent a lending institution reasonably acceptable to the Administrative Agent which will purchase the Commitment, the amount of outstanding Loans and any participations in Letters of Credit from the Lender providing such notice and such Lender shall thereupon assign its Commitment, any Loans owing to such Lender and any participations in Letters of Credit and the Notes held by such Lender to such replacement lending institution pursuant to Section 9.3. Such notice shall specify an effective date for such assignment and at the time thereof, the Borrower shall pay all accrued interest, Facility Fees, Utilization Fees and all other amounts (including without limitation all amounts payable under this Section) owing hereunder to such Lender as at such effective date for such assignment.

                  SECTION 2.16. CHANGE IN LEGALITY.

                  (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                      (i) declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for LIBOR Competitive Loans and the Borrower shall be prohibited from requesting LIBOR Revolving Credit Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

                      (ii) require that all outstanding LIBOR Loans made by it be converted to ABR Loans, in which event (A) all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.16(b) and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the ABR Loans resulting from the conversion of such LIBOR Loans.

                  (b) For purposes of this Section 2.16, a notice to the Borrower by any Lender pursuant to Section 2.16(a) shall be effective on the date of receipt thereof by the Borrower.

                  SECTION 2.17. REIMBURSEMENT OF LENDERS.

                  (a) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) by any prepayment (for any reason) of any LIBOR or Fixed Rate Loan if such Loan is repaid other than on the last day of the applicable Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.5 in respect of LIBOR Revolving Credit Loans or a Competitive Bid Accept/Reject Letter under
Section 2.4(d), pursuant to which it has accepted bids of one or more of the Lenders, the applicable Loan is not made on the first day of the Interest Period specified by the Borrower for any reason other than (I) a suspension or limitation under Section 2.16 of the right of the Borrower to select a LIBOR Loan or (II) a breach by a Lender of its obligations hereunder. In the case of such failure to borrow, such loss shall be the amount as reasonably determined by such Lender as the excess, if any of (A) the amount of interest which would have accrued to such Lender on the amount not borrowed, at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.9, for the period from the date of such failure to borrow, to the last day of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount realized by such Lender in reemploying the funds not advanced during the period referred to above. In the case of a payment other than on the last day of the Interest Period for a Loan, such loss shall be the amount as reasonably determined by the Administrative Agent as the excess, if any, of (A) the amount of interest which would have accrued on the amount so paid at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.9, for the period from the date of such payment to the last day of the then current daily Interest Period for such Loan, over
(B) the amount equal to the product of (x) the amount of the Loan so paid TIMES
(y) the current daily yield on U.S. Treasury Securities (at such date of determination) with maturities approximately equal to the remaining Interest Period for such Loan TIMES (z) the number of days remaining in the Interest Period for such Loan. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay to the Administrative Agent for the account of each Lender the amount shown as due on any certificate within thirty (30) days after its receipt of the same.

                  (b) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.13(a), the Borrower on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower and the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error.

                  SECTION 2.18. PRO RATA TREATMENT.

                  Except as permitted under Sections 2.14, 2.15(c), 2.16 and
2.17 (i) each Revolving Credit Borrowing, each payment or prepayment of principal of any Revolving Credit Borrowing, each payment of interest on the Revolving Credit Loans, each payment of the Facility Fees and Utilization Fees, each reduction of the Total Commitment and each refinancing of any Borrowing with, or conversion of any Borrowing to, a Revolving Credit Borrowing, or continuation of any Borrowing as a Revolving Credit Borrowing, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amount of their outstanding Revolving Credit Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders that shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing computed in accordance with Section 2.1, to the next higher or lower whole dollar amount.

                  SECTION 2.19. RIGHT OF SETOFF.

                  If any Event of Default shall have occurred and be continuing and any Lender shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article 7, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender and any other indebtedness at any time owing by such Lender to, or for the credit or the account of, the Borrower, against any of and all the obligations now or hereafter existing under this Agreement and the Loans held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Loans and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 2.19 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 2.20. MANNER OF PAYMENTS.

                  All payments by the Borrower hereunder and under the Notes shall be made in Dollars in Federal or other immediately available funds without deduction, setoff or counterclaim at the office of the Administrative Agent's Agent Bank Services Department, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Sharon Hambousi, for credit to Cendant Corporation Clearing Account, Account No. 144812905 (Reference: Cendant Corporation Credit Agreement dated October 5, 2001) no later than 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to, but excluding, the date on which such Loan is paid or refinanced with a Loan of a different Interest Rate Type.

                  SECTION 2.21. UNITED STATES WITHHOLDING.

                  (a) Prior to the date of the initial Loans or the issuance of the initial Letter of Credit hereunder, and from time to time thereafter if requested by the Borrower or the Administrative Agent or required because, as a result of a change in Applicable Law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under the Notes.

                  (b) The Borrower and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Notes, if and to the extent that the Borrower or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lenders from whom the taxes were deducted or withheld; and (iii) shall forward to such Lenders any receipt for such payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                  (c) Each Lender agrees (i) that as between it and the Borrower or the Administrative Agent, it shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Agreement to such other Person(s) pursuant to paragraph (g) of Section 9.3 and (ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, agents, or employees of the Borrower or the Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by Applicable Law with respect to amounts described in clause (i) of this paragraph (c).

                  (d) Each assignee of a Lender's interest in this Agreement in conformity with Section 9.3 shall be bound by this Section 2.21, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.21.

                  (e) In the event that any withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Administrative Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.21) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law. For purposes of this Section 2.21, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, the date hereof, (ii) in the case of each Lender as of the date hereof, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

                  SECTION 2.22. CERTAIN PRICING ADJUSTMENTS.

                  The Facility Fee and the applicable LIBOR Spread in effect from time to time shall be determined in accordance with the following table:

    S&P/Moody's Rating Equivalent
    of the Borrower's senior                        Facility Fee                     Applicable LIBOR
    unsecured long-term debt                        (in Basis PointS)                Spread (in Basis Points)
    -----------------------------                   -----------------                ------------------------
    BBB-/Baa3 or better                                     17.5                                 82.5
    BB+/Bal or lower                                        32.5                                117.5

                  In the event the S&P rating on the Borrower's senior unsecured long-term debt is not equivalent to the Moody's rating on such debt, the lower rating will determine the Facility Fee and applicable LIBOR Spread. In the event that the Borrower's senior unsecured long-term debt is rated by only one of S&P and Moody's, then that single rating shall be determinative. In the event that the Borrower's senior unsecured long-term debt is not rated by either S&P or Moody's, then the Facility Fee and the applicable LIBOR Spread shall be deemed to be calculated as if the lowest rating category set forth above applied. Any increase in the Facility Fee or the applicable LIBOR Spread determined in accordance with the foregoing table shall become effective on the date of announcement or publication by the Borrower or either such rating agency of a reduction in such rating or, in the absence of such announcement or publication, on the effective date of such decreased rating, or on the date of any request by the Borrower to either of such rating agencies not to rate its senior unsecured long-term debt or on the date either of such rating agencies announces it shall no longer rate the Borrower's senior unsecured long-term debt. Any decrease in the Facility Fee or applicable LIBOR Spread shall be effective on the date of announcement or publication by either of such rating agencies of an increase in rating or in the absence of announcement or publication on the effective date of such increase in rating. The applicable margin for ABR Loans shall be 1% less than the applicable LIBOR Spread (but not less than 0%).

                  SECTION 2.23. LETTERS OF CREDIT.

                  (a) (i) Upon the terms and subject to the conditions hereof, each Issuing Lender agrees to issue standby Letters of Credit payable in Dollars from time to time after the Closing Date and prior to the earlier of the Maturity Date and the termination of the Commitments, upon the request of the Borrower, provided that (A) the Borrower shall not request that any Letter of Credit be issued if, after giving effect thereto, the sum of the then current L/C Exposure plus the aggregate Loans then outstanding would exceed the Total Commitment, (B) in no event shall any Issuing Lender issue (x) any Letter of Credit having an expiration date later than five Business Days before the Maturity Date or (y) any Letter of Credit having an expiration date more than one year after its date of issuance, PROVIDED that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above), (C) the Borrower shall not request that an Issuing Lender issue any Letter of Credit if, after giving effect to such issuance, the L/C Exposure would exceed $300,000,000, and (D) an Issuing Lender shall be prohibited from issuing Letters of Credit hereunder upon the occurrence and during the continuance of an Event of Default.

                  (ii) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the applicable Issuing Lender, a participation in such Letter of Credit in accordance with the percentage which its Commitment represents to the Total Commitment.

                  (iii) Each Letter of Credit may, at the option of the applicable Issuing Lender, provide that such Issuing Lender may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, such Issuing Lender shall deposit the funds in question in an account with such Issuing Lender to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Administrative Agent for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by an Issuing Lender as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Lender under the related Letter of Credit.

                  (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent and the applicable Issuing Lender a written notice no later than 1:00 p.m. (New York time) at least five Business Days prior to the proposed date of issuance provided, however, that the Borrower and the Administrative Agent and such Issuing Lender may agree to a shorter time period. That notice shall specify (i) the Issuing Lender for such Letter of Credit, (ii) the proposed date of issuance (which shall be a Business Day under the laws of the jurisdiction of the applicable Issuing Lender), (iii) the face amount of the Letter of Credit, (iv) the expiration date of the Letter of Credit and (v) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon the request of the applicable Issuing Lender, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the applicable Issuing Lender to make payment under the Letter of Credit; provided that the applicable Issuing Lender, in its reasonable discretion, may require customary changes in any such documents and certificates. Upon issuance of any Letter of Credit, the applicable Issuing Lender shall notify the Administrative Agent of the issuance of such Letter of Credit. Promptly after receipt of such notice, the Administrative Agent shall notify each Lender of the issuance and the amount of each such Lender's respective participation therein.

                  (c) The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and, in that connection, any Issuing Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by such Issuing Lender in good faith to be genuine. No Issuing Lender shall have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                  (d) If any Issuing Lender shall make payment on any draft presented under a Letter of Credit, such Issuing Lender shall give notice of such payment to the Administrative Agent and the Lenders and each Lender hereby authorizes and requests such Issuing Lender to advance for its account pursuant to the terms hereof its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse such Issuing Lender in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf. If such reimbursement is not made by any Lender in immediately available funds on the same day on which such Issuing Lender shall have made payment on any such draft, such Lender shall pay interest thereon to such Issuing Lender at a rate per annum equal to the Issuing Lender's cost of obtaining overnight funds in the New York Federal Funds Market.

                  (e) In the case of any draft presented under a Letter of Credit which is required to be paid at any time on or before the Maturity Date and provided that the conditions specified in Section 4.2 are then satisfied, such payment shall constitute an ABR Loan hereunder, and interest shall accrue from the date the applicable Issuing Lender makes payment of a draft under the Letter of Credit. If any draft is presented under a Letter of Credit and (i) the conditions specified in
Section 4.2 are not satisfied or (ii) if the Commitments have been terminated, then the Borrower will, upon demand by the Administrative Agent, pay to the applicable Issuing Lender, in immediately available funds, the full amount of such draft.

                  (f) (i) The Borrower agrees to pay the following amount to each Issuing Lender with respect to Letters of Credit issued by it hereunder:

                  (A) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Lender in respect of each such drawing from the date of the drawing to, but excluding, the date such amount is reimbursed by the Borrower at a rate which is at all times equal to 2% per annum in excess of the Alternate Base Rate; provided that no such default interest shall be payable if such reimbursement is made from the proceeds of Revolving Credit Loans pursuant to Section 2.23(e);

                  (B) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentation and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                  (C) a fronting fee computed at the rate agreed to by the Borrower and the applicable Issuing Lender, on the daily average face amount of each outstanding Letter of Credit issued by such Issuing Lender, such fee to be due and payable in arrears on and through the last day of each fiscal quarter of the Borrower, on the Maturity Date and on the expiration of the last outstanding Letter of Credit.

                      (ii) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender in respect of all Letters of Credit outstanding, such Lender's pro rata share of a commission on the maximum amount available from time to time to be drawn under such outstanding Letters of Credit calculated at a rate per annum equal to the applicable LIBOR Spread from time to time in effect hereunder. Such commission shall be payable in arrears on and through the last day of each fiscal quarter of the Borrower and on the later of the Maturity Date and the expiration of the last outstanding Letter of Credit.

                      (iii) Promptly upon receipt by any Issuing Lender or the Administrative Agent (as applicable) of any amount described in clause
         (i)(A) or (ii) of this Section 2.23(f), or any amount described in
         Section 2.23(e) previously reimbursed to the applicable Issuing Lender by the Lenders, such Issuing Lender or the Administrative Agent (as applicable) shall distribute to each Lender its pro rata share of such amount. Amounts payable under clauses (i)(B) and (i)(C) of this Section 2.23(f) shall be paid directly to the Issuing Lender and shall be for its exclusive use.

                  (g) If by reason of (i) any change after the date hereof in Applicable Law, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by any Issuing Lender or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the date hereof by any Governmental Authority or monetary authority (including any change whether or not proposed or published prior to the date hereof), including, without limitation, Regulation D of the Board:

                  (A) any Issuing Lender or any Lender shall be subject to any tax, levy, charge or withholding of any nature (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, charge or withholding (i) that is measured with respect to the overall net income of such Issuing Lender or such Lender (or is imposed in lieu of a tax on net income) or of a Lending office of such Issuing Lender or such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Issuing Lender or such Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which such Issuing Lender or such Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (ii) that is imposed solely by reason of such Issuing Lender or such Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where such Issuing Lender or such Lender may properly make the declaration or claim or so establish non-residence or otherwise comply) or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.23, whether directly or by such being imposed on or suffered by any Issuing Lender or any Lender;

                  (B) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

                  (C) there shall be imposed on any Issuing Lender or any Lender any other condition regarding this Section 2.23, any Letter of Credit or any participation therein;

and the result of the foregoing is directly or indirectly to increase the cost to any Issuing Lender or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by any Issuing Lender or any Lender, then and in any such case the Issuing Lender or such Lender may, at any time, notify the Borrower, and the Borrower shall pay on demand such amounts as such Issuing Lender or such Lender may specify to be necessary to compensate such Issuing Lender or such Lender for such additional cost or reduced receipt. The determination by any Issuing Lender or any Lender, as the case may be, of any amount due pursuant to this Section 2.23 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

                  (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then either the applicable Issuing Lender(s) or the Required Lenders may, at their option, require the Borrower to deposit Cash Equivalents in a Cash Collateral Account in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Administrative Agent and the applicable Issuing Lender(s). Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the applicable Issuing Lender(s) for the amount of any drawings honored under Letters of Credit issued by it; provided, however, that if prior to the Maturity Date, no Event of Default is then continuing, the Administrative Agent shall return all of such collateral relating to such deposit to the Borrower if requested by it.

                  (i) If at any time, the L/C Exposure exceeds the aggregate Commitments, then the Required Lenders may, at their option, require the Borrower to deposit Cash Equivalents in a Cash Collateral Account in an amount sufficient to eliminate such excess or to furnish other security for such excess acceptable to the Administrative Agent and the Issuing Lender(s). Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the applicable, Issuing Lender(s) for the amount of any drawings honored under Letters of Credit; PROVIDED, HOWEVER, that if subsequent to any such deposit such excess is reduced to an amount less than the portion of such deposited amounts and no Default or Event of Default is then continuing, the Borrower shall be entitled to receive such excess collateral if requested by it.

                  (j) Upon the request of the Administrative Agent, each Issuing Lender shall furnish to the Administrative Agent copies of any Letter of Credit issued by such Issuing Lender and such related documentation as may be reasonably requested by the Administrative Agent.

                  (k) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.23 shall remain in full force and effect until the Administrative Agent, each Issuing Lender and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

3.       REPRESENTATIONS AND WARRANTIES OF BORROWER

                  In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to the Administrative Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement, the issuance of the Notes and the making of the Loans and issuance of the Letters of Credit:

                  SECTION 3.1. CORPORATE EXISTENCE AND POWER.

                  The Borrower and its Subsidiaries have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation and are in good standing or have applied for authority to operate as a foreign corporation in all jurisdictions where the nature of their properties or business so requires it and where a failure to be in good standing as a foreign corporation would have a Material Adverse Effect. The Borrower has the corporate power to execute, deliver and perform its obligations under this

Agreement and the other Fundamental Documents and other documents contemplated hereby and to borrow hereunder.

                  SECTION 3.2. CORPORATE AUTHORITY, NO VIOLATION AND COMPLIANCE WITH LAW.

                  The execution, delivery and performance of this Agreement and the other Fundamental Documents and the borrowings hereunder (a) have been duly authorized by all necessary corporate action on the part of the Borrower, (b) will not violate any provision of any Applicable Law (including any laws related to franchising) applicable to the Borrower or any of its Subsidiaries or any of their respective properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries, or any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties or assets are bound,
(d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, agreement, bond, note or instrument and (e) will not result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries other than pursuant to this Agreement or any other Fundamental Document.

                  SECTION 3.3. GOVERNMENTAL AND OTHER APPROVAL AND CONSENTS.

                  No action, consent or approval of, or registration or filing with, or any other action by, any governmental agency, bureau, commission or court is required in connection with the execution, delivery and performance by the Borrower of this Agreement or the other Fundamental Documents.

                  SECTION 3.4. FINANCIAL STATEMENTS OF BORROWER.

                  The (a) audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of December 31, 1999 and December 31, 2000, and (b) unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of March 31, 2001 and June 30, 2001, together with the related unaudited statements of income, shareholders' equity and cash flows for such periods, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with GAAP subject to normal year-end adjustments in the case of the March 31, 2001 and June 30, 2001 financial statements.

                  SECTION 3.5. NO MATERIAL ADVERSE CHANGE.

                  There has been no material adverse change in the business, assets, operations, or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole from that disclosed in the audited consolidated financial statements (including the footnotes thereto) of the Borrower referred to in Section 3.4 for its 2000 fiscal year.

                  SECTION 3.6. [RESERVED].

                  SECTION 3.7. COPYRIGHTS, PATENTS AND OTHER RIGHTS.

                  Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.8. TITLE TO PROPERTIES.

                  Each of the Borrower and its Material Subsidiaries will have at the Closing Date good title or valid leasehold interests to each of the properties and assets reflected on the balance sheets referred to in Section 3.4, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and all such properties and assets will be free and clear of Liens, except Permitted Encumbrances.

                  SECTION 3.9. LITIGATION.

                  Except as set forth on Schedule 3.9, there are no lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries or any of their respective properties, by or before any Governmental Authority or arbitrator, which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a Material Adverse Effect.

                  SECTION 3.10. FEDERAL RESERVE REGULATIONS.

                  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, whether immediately, incidentally or ultimately, for any purpose violative of or inconsistent with any of the provisions of Regulation T, U or X of the Board.

                  SECTION 3.11. INVESTMENT COMPANY ACT.

                  The Borrower is not, and will not during the term of this Agreement be, (x) an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (y) subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act.

                  SECTION 3.12. ENFORCEABILITY.

                  This Agreement and the other Fundamental Documents when executed will constitute legal, valid and enforceable obligations (as applicable) of the Borrower (subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity).

                  SECTION 3.13. TAXES.

                  The Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except (a) as permitted by Section 5.4 hereof or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.14. COMPLIANCE WITH ERISA.

                  Each of the Borrower and its Subsidiaries is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it. Neither the Borrower nor any of its Subsidiaries has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code. No liability to the PBGC that is material to the Borrower and its Subsidiaries taken as a whole has been, or to the Borrower's best knowledge is reasonably expected to be, incurred with respect to the Plans and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. Neither the Borrower nor any of its Subsidiaries has engaged in a transaction which would result in the incurrence of a material liability under Section 4069 of ERISA. As of the Closing Date, neither the Borrower nor any of its Subsidiaries contributes to a Multiemployer Plan, and has not incurred any liability that would be material to the Borrower and its Subsidiaries taken as a whole on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan.

                  SECTION 3.15. DISCLOSURE.

                  As of the Closing Date, neither this Agreement nor the Confidential Information Memorandum dated September 2001, at the time it was furnished, contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not misleading. At the Closing Date, there is no fact known to the Borrower which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Borrower has delivered to the Administrative Agent certain projections relating to the Borrower and its Consolidated Subsidiaries. Such projections are based on good faith estimates and assumptions believed to be reasonable at the time made, PROVIDED, HOWEVER, that the Borrower makes no representation or warranty that such assumptions will prove in the future to be accurate or that the Borrower and its Consolidated Subsidiaries will achieve the financial results reflected in such projections.

                  SECTION 3.16. ENVIRONMENTAL LIABILITIES.

                  Except with respect to any matters, that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

4.       CONDITIONS OF LENDING

                  SECTION 4.1. CONDITIONS PRECEDENT TO CLOSING.

                  The effectiveness of this Agreement is subject to the following conditions precedent:

                  (a) LOAN DOCUMENTS. The Administrative Agent shall have received this Agreement and each of the other Fundamental Documents, each executed and delivered by a duly authorized officer of the Borrower.

                  (b) CORPORATE DOCUMENTS FOR THE BORROWER. The Administrative Agent shall have received, with copies for each of the Lenders, a certificate of the Secretary or Assistant Secretary of the Borrower dated the date of the initial Loans and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws of the Borrower as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the borrowings hereunder and the execution, delivery and performance in accordance with their respective terms of this Agreement and any other documents required or contemplated hereunder; and (C) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement or any other document delivered by it in connection herewith (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (b)).

                  (c) FINANCIAL STATEMENTS. The Lenders shall have received the
(a) audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of December 31, 1999 and December 31, 2000 and (b) unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of March 31, 2001 and June 30, 2001.

                  (d) OPINIONS OF COUNSEL. The Administrative Agent shall have received the favorable written opinions, dated the date of the initial Extension of Credit and addressed to the Administrative Agent and the Lenders, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower, substantially in the form of Exhibit B hereto.

                  (e) NO MATERIAL ADVERSE CHANGE. The Administrative Agent shall be satisfied that since December 31, 2000 no events and conditions have occurred that have had, or could reasonably be expected to have, a Material Adverse Effect.


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                  (f) PAYMENT OF FEES. The Administrative Agent shall be
satisfied that all amounts payable to the Administrative Agent and the other Lenders pursuant hereto or with regard to the transactions contemplated hereby have been or are simultaneously being paid.

                  (g) LITIGATION; APPROVAL. No litigation shall be pending or threatened which would be likely to have a Material Adverse Effect, or which could reasonably be expected to materially adversely affect the ability of the Borrower to fulfill its obligations hereunder or to otherwise materially impair the interests of the Lenders.

                  (h) EXISTING CREDIT AGREEMENTS. (a) All obligations of the Borrower under the $750 million Five Year Competitive Advance and Revolving Credit Agreement, dated as of October 2, 1996, as amended, among the Borrower, the lenders named therein and The Chase Manhattan Bank, as administrative agent (the "EXISTING REVOLVING CREDIT AGREEMENT") shall have been paid in full and the commitments of the lenders pursuant to the Existing Revolving Credit Agreement shall have been terminated; and (b) all obligations of the Borrower and any Subsidiary of the Borrower under the $450 million Credit Agreement, dated as of June 30, 1999, as amended, among Avis Rent A Car, Inc., the lenders named therein and The Chase Manhattan Bank, as administrative agent (the "EXISTING AVIS CREDIT AGREEMENT") shall have been paid in full and the commitments of the lenders pursuant to the Existing Avis Credit Agreement shall have been terminated

                  (i) OFFICER'S CERTIFICATE. The Administrative Agent shall have received a certificate of the Borrower's chief executive officer or chief financial officer certifying, as of the Closing Date, compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.2.

                  (j) OTHER DOCUMENTS. The Administrative Agent shall have received such other documents and certificates as the Administrative Agent may reasonably require.

                  SECTION 4.2. CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT.

                  The obligation of the Lenders to make each Loan and of any Issuing Lender to issue a Letter of Credit, including the initial Extension of Credit hereunder, is subject to the following conditions precedent:

                  (a) NOTICE. The Administrative Agent shall have received a notice with respect to such Borrowing or Letter of Credit as required by Article 2 hereof.

                  (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article 3 hereof (other than those set forth in Section 3.5, which shall be deemed made only on the Closing Date) and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date; provided, however, that this condition shall not apply to a Revolving Credit Borrowing which is solely refinancing outstanding Revolving Credit Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Revolving Credit Loans.


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                  (c) NO EVENT OF DEFAULT. On the date of each Borrowing or the issuance of a Letter of Credit hereunder, the Borrower shall be in material compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing; provided, however, that this condition shall not apply to a Revolving Credit Borrowing which is solely refinancing outstanding Revolving Credit Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Revolving Credit Loans.

Each Borrowing or issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or Letter of Credit as to the matters specified in paragraphs (b) and (c) of this Section.

5.       AFFIRMATIVE COVENANTS

                  From the date of the initial Loan and for so long as the Commitments shall be in effect or any amount shall remain outstanding under any Note or unpaid under this Agreement or there shall be any outstanding L/C Exposure, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of its Subsidiaries to:

                  SECTION 5.1. FINANCIAL STATEMENTS, REPORTS, ETC.

                  Deliver to each Lender:

                  (a) As soon as is practicable, but in any event within 100 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related consolidated statements of income, shareholders' equity and cash flows for such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an opinion of Deloitte & Touche LLP or such other independent certified public accountants of recognized standing as shall be retained by the Borrower and satisfactory to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall (A) be unqualified as to going concern and scope of audit and shall state that such financial statements fairly present the financial condition of the Borrower and its Consolidated Subsidiaries, as at the dates indicated and the results of the operations and cash flows for the periods indicated and (B) contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

                  (b) As soon as is practicable, but in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, as at the end of, and the related unaudited statements of income (or changes in financial position) for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, together with a certificate signed by the chief financial officer or a vice president responsible for financial administration of the Borrower to the effect that such financial statements, while not examined by independent public accountants, reflect, in his opinion and in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries, as the case may be, as at the end of the fiscal quarter and the results of their operations for the quarter then ended in conformity with GAAP consistently applied, subject only to year-end and audit adjustments and to the absence of footnote disclosure;

                  (c) Together with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of the chief financial officer or a vice president responsible for financial administration of the Borrower, substantially in the form of Exhibit D hereto (i) stating whether or not the signer has knowledge of any Default or Event of Default and, if so, specifying each such Default or Event of Default of which the signer has knowledge, the nature thereof and any action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event and
(ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.7 and 6.8 hereof;

                  (d) INTENTIONALLY OMITTED;

                  (e) Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of the occurrence of any Default or Event of Default, a certificate of the president or chief financial officer of the Borrower specifying the nature and period of existence of such Default or Event of Default and what action the Borrower has taken, is taking and proposes to take with respect thereto;

                  (f) Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of (i) the institution of any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting the Borrower or any of its Subsidiaries or any of their assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in each case might reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly give notice thereof to the Lenders and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lenders to evaluate such matters;

                  (g) With reasonable promptness, such other information, certificates and data with respect to the Borrower and its Subsidiaries as from time to time may be reasonably requested by any of the Lenders; and

                  (h) Together with each set of financial statements required by paragraph (a) above, a certificate of the independent certified public accountants rendering the report and opinion thereon (which certificate may be limited to the extent required by accounting rules or otherwise) (i) stating whether, in connection with their audit, any Default or Event of Default has come to their attention, and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof, and (ii) stating that based on their audit nothing has come to their attention which causes them to believe that the matters specified in paragraph (c)(ii) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement.

                  SECTION 5.2. CORPORATE EXISTENCE; COMPLIANCE WITH STATUTES.

                  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply, except where failure to comply, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, with all provisions of Applicable Law, and all applicable restrictions imposed by, any Governmental Authority, including without limitation, the Federal Trade Commission's "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" as amended from time to time (16 C.F.R. ss.ss. 436.1 ET SEQ.) and all state laws and regulations of similar import; PROVIDED, HOWEVER, that mergers, dissolutions and liquidations permitted under Section 6.4 shall be permitted.

                  SECTION 5.3. INSURANCE.

                  Maintain with financially sound and reputable insurers insurance in such amounts and against such risks as are customarily insured against by companies in similar businesses; provided however, that (a) workmen's compensation insurance or similar coverage may be effected with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and (b) such insurance may contain self-insurance retention and deductible levels consistent with normal industry practices.

                  SECTION 5.4. TAXES AND CHARGES.

                  Duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all federal, state or local taxes, assessments, levies and other governmental charges, imposed upon the Borrower or any of its Subsidiaries or their respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid could reasonably be expected to result in a Material Adverse Effect; PROVIDED, HOWEVER, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary by the Borrower in accordance with GAAP; and PROVIDED, FURTHER, that the Borrower will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (unless the same is fully bonded or otherwise effectively stayed).

                  SECTION 5.5. ERISA COMPLIANCE AND REPORTS.

                  Furnish to the Administrative Agent (a) as soon as possible, and in any event within 30 days after any executive officer (as defined in Regulation C under the Securities Act of 1933) of the Borrower knows that (i) any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower, setting forth details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by the Borrower or any of its Subsidiaries of such Reportable Event with the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan has been or is proposed to be terminated in a "distress termination" (as defined in Section 4041(c) of ERISA), proceedings have been instituted to terminate a Plan or a Multiemployer Plan, a proceeding has been instituted to collect a delinquent contribution to a Plan or a Multiemployer Plan, or either the Borrower or any of its Subsidiaries will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Sections 4062, 4063, 4064 of ERISA or the withdrawal or partial withdrawal from a Multiemployer Plan under Sections 4201 or 4204 of ERISA, a statement of the chief financial officer of the Borrower, setting forth details an to such event and the action it proposes to take with respect thereto, (b) promptly upon the reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice the Borrower or any of its Subsidiaries may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan; PROVIDED that the Borrower shall not be required to notify the Administrative Agent of the occurrence of any of the events set forth in the preceding clauses (a) and (c) unless such event, individually or in the aggregate, could reasonably be expected to result in a material liability to the Borrower and its Subsidiaries taken as a whole.

                  SECTION 5.6. MAINTENANCE OF AND ACCESS TO BOOKS AND RECORDS; EXAMINATIONS.

                  Maintain or cause to be maintained at all times true and complete books and records of its financial operations (in accordance with GAAP) and provide the Administrative Agent and its representatives reasonable access to all such books and records and to any of their properties or assets during regular business hours, in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts and records and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Administrative Agent may deem appropriate for the purpose of verifying the various reports delivered pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.

                  SECTION 5.7. MAINTENANCE OF PROPERTIES.

                  Keep its properties which are material to its business in good repair, working order and condition consistent with industry practice.

                  SECTION 5.8. CHANGES IN CHARACTER OF BUSINESS.

                  Cause the Borrower and its Subsidiaries taken as a whole to be primarily engaged in the franchising and services businesses.

6.       NEGATIVE COVENANTS

                  From the date of the initial Loan and for so long as the Commitments shall be in effect or any amount shall remain outstanding under any Note or unpaid under this Agreement or there shall be any outstanding L/C Exposure, unless the Required Lenders shall otherwise consent in writing, the Borrower agrees that it will not, nor will it permit any of its Subsidiaries to, directly or indirectly:

                  SECTION 6.1. LIMITATION ON INDEBTEDNESS.

                  Incur, assume or suffer to exist any Indebtedness of any Material Subsidiary except:

                  (a) Indebtedness in existence on the Closing Date, or required to be incurred pursuant to a contractual obligation in existence on the Closing Date, which in either case, is listed on Schedule 6.1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms or on terms not more adverse to the Lenders;

                  (b) purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 6.5(b);

                  (c) Guaranties;

                  (d) Indebtedness owing by any Material Subsidiary to the Borrower or any other Subsidiary;

                  (e) Indebtedness of any Material Subsidiary of the Borrower issued and outstanding prior to the date on which such Subsidiary became a Subsidiary of the Borrower (other than Indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower); provided that immediately prior and on a Pro Forma Basis after giving effect to, such Person becoming a Subsidiary of the Borrower, no Default or Event of Default shall occur or then be continuing and the aggregate principal amount of such Indebtedness, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (f) and (g) below, shall not exceed $400,000,000;

                  (f) any renewal, extension or modification of Indebtedness under paragraph (e) above so long (i) as such renewal, extension or modification is effected on substantially the same terms or on terms which, in the aggregate, are not more adverse to the Lenders and (ii) the principal amount of such Indebtedness is not increased;

                  (g) other Indebtedness of any Material Subsidiary in an aggregate principal amounts which, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (e) and (f) above, does not exceed $400,000,000; and

                  (h) any Indebtedness (other than Avis Securitization Indebtedness) of Avis or its Subsidiaries issued, outstanding or permitted to exist pursuant to the terms of the Avis Debt Documents as of the date of the Avis Merger and any renewal, extension or modification of such

Indebtedness so long as (i) such renewal, extension or modification is effected on substantially the same terms or on terms which, in the aggregate, are not more adverse to the Lenders and (ii) the principal amount of such Indebtedness issued, outstanding or permitted to exist pursuant to the terms of the Avis Debt Documents is not increased directly or indirectly;

                  (i) any Avis Securitization Indebtedness;

                  (j) any Indebtedness (other than Timeshare Loan Indebtedness) of any Timeshare Subsidiary, to the extent issued, outstanding or permitted to exist pursuant to the terms of any Fairfield Debt Documents as of the date of the Fairfield Merger, or to the extent issued, outstanding or permitted to exist pursuant to the terms of any other Timeshare Debt Documents as of the date of the acquisition of the related Timeshare Subsidiary; and, in each case, any renewal, extension or modification of such Indebtedness so long as (i) such renewal, extension or modification is effected on substantially the same terms or on terms which, in the aggregate, are not more adverse to the Lenders and
(ii) the principal amount of such Indebtedness issued, outstanding or permitted to exist pursuant to the terms of the Fairfield Debt Documents or Timeshare Debt Documents, as applicable, is not increased directly or indirectly;

                  (k) any Timeshare Loan Indebtedness;

                  (l) without limiting any of the foregoing, Indebtedness incurred in connection with the acquisition by Avis or any of its Subsidiaries of vehicles directly from a manufacturer pursuant to such manufacturer's repurchase program, PROVIDED that (i) such Indebtedness is not greater than the net book value of such vehicles and (ii) such vehicles could not be financed under the AESOP Financing Program; and

                  (m) in addition to the Indebtedness permitted by paragraphs
(a) - (l) above, Indebtedness of PHH and its Subsidiaries so long as, after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof, the ratio of Indebtedness (other than Avis Securitization Indebtedness and Timeshare Loan Indebtedness) of PHH and its Subsidiaries to consolidated shareholders' equity of PHH is less than 8 to 1.

                  SECTION 6.2. INTENTIONALLY OMITTED.

                  SECTION 6.3. HOTEL SUBSIDIARIES.

                  No Hotel Subsidiary shall incur or suffer to exist any obligation to advance money to purchase securities from, or otherwise make any investment in, any Person engaged in the gaming business, PROVIDED that any Hotel Subsidiary may make any such investment in any such Person so long as such Person does not become a Material Subsidiary as a result thereof.

                  SECTION 6.4. CONSOLIDATION, MERGER, SALE OF ASSETS.

                  (a) Neither the Borrower nor any of its Material Subsidiaries (in one transaction or series of transactions) will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, except any merger, consolidation, dissolution or liquidation (i) in which the Borrower is the surviving entity or if the Borrower is not a party to such transaction then a Subsidiary is the surviving entity or the successor to the Borrower has unconditionally assumed in writing all of the payment and performance obligations of the Borrower under this Agreement and the other Fundamental Documents, (ii) in which the surviving entity becomes a Subsidiary of the Borrower immediately upon the effectiveness of such merger, consolidation, dissolution or liquidation, or (iii) involving a Subsidiary in connection with a transaction permitted by Section 6.4(b); provided, however, that immediately prior to and on a Pro Forma Basis after giving effect to any such transaction described in any of the preceding clauses (i), (ii) and (iii) no Default or Event of Default has occurred and is continuing.

                  (b) The Borrower and its Subsidiaries (either individually or collectively and whether in one transaction or series of related transactions) will not sell or otherwise dispose of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole.

                  SECTION 6.5. LIMITATIONS ON LIENS.

                  Suffer any Lien on the property of the Borrower or any of the Material Subsidiaries, except:

                  (a) deposits under worker's compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and material men and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

                  (b) purchase money Liens granted to the vendor or Person financing the acquisition of property, plant or equipment if (i) limited to the specific assets acquired and, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; (ii) the debt secured by the Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted; and (iii) such transaction does not otherwise violate this Agreement;

                  (c) Liens upon real and/or personal property, which property was acquired after the date of this Agreement (by purchase, construction or otherwise) by the Borrower or any of its Material Subsidiaries, each of which Liens existed on such property before the time of its acquisition and was not created in anticipation thereof; provided, however, that no such Lien shall extend to or cover any property of the Borrower or such Material Subsidiary other than the respective property so acquired and improvements thereon;

                  (d) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (ii) in any event shall be promptly fully bonded or otherwise effectively stayed);

                  (e) Liens created under any Fundamental Document;

                  (f) Liens existing on the date hereof and any extensions or renewals thereof;

                  (g) INTENTIONALLY OMITTED;

                  (h) INTENTIONALLY OMITTED; and

                  (i) other Liens securing obligations having an aggregate principal amount not to exceed 15% of Consolidated Net Worth.

                  (j) any Liens securing Indebtedness and related obligations of the Borrower or any of its Material Subsidiaries to the extent such Indebtedness and related obligations are permitted under Section 6.1(h) hereof

                  (k) any Liens securing Indebtedness and related obligations of the Borrower or any of its Material Subsidiaries to the extent such Indebtedness and related obligations are permitted under Section 6.1(i) hereof.

                  (l) any Liens securing Indebtedness and related obligations of the Borrower or any of its Material Subsidiaries to the extent such Indebtedness and related obligations are permitted under Section 6.1(j) hereof.

                  (m) any Liens securing Indebtedness and related obligations of the Borrower or any of its Material Subsidiaries to the extent such Indebtedness and related obligations are permitted under Section 6.1(k) hereof.

                  SECTION 6.6. SALE AND LEASEBACK.

                  Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions the Borrower or any of its Subsidiaries sells essentially all of its right, title and interest in a material asset and the Borrower or any of its Subsidiaries acquires or leases back the right to use such property except that the Borrower and its Subsidiaries may enter into sale-leaseback transactions relating to assets not in excess of $200,000,000 in the aggregate on a cumulative basis, and except (a) any arrangements of Fairfield or any of its Subsidiaries existing as of the date of the Fairfield Merger and any renewals, extensions or modifications thereof, or replacements or substitutions therefor, so long as such renewals, extensions or modifications are effected on substantially the same terms or on terms which, in the aggregate, are not more adverse to the Lenders in any material respect, (b) in connection with the issuance of Avis Securitization Indebtedness and (c) in connection with the issuance of Timeshare Loan Indebtedness.

                  SECTION 6.7. DEBT TO CAPITALIZATION RATIO.

                  Permit the Debt to Capitalization Ratio on the last day of any fiscal quarter to be greater than 0.5 to 1.

                  SECTION 6.8. INTEREST COVERAGE RATIO.

                  Permit the Interest Coverage Ratio for any Rolling Period to be less than 3.0 to 1.0.

                  SECTION 6.9. ACCOUNTING PRACTICES.

                  Establish a fiscal year ending on other than December 31, or modify or change accounting treatments or reporting practices except as otherwise required or permitted by GAAP.

7.       EVENTS OF DEFAULT

                  In the case of the happening and during the continuance of any of the following events (herein called "EVENTS OF DEFAULT"):

                  (a) any representation or warranty made by the Borrower in this Agreement or any other Fundamental Document or in connection with this Agreement or with the execution and delivery of the Notes or the Borrowings hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered;

                  (b) default shall be made in the payment of any principal of or interest on any Loan, any reimbursement obligation with respect to Letters of Credit, the Notes or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and in the case of payments of interest, such default shall continue unremedied for five days, and in the case of payments other than of any principal amount of or interest on any Loan, any reimbursement obligation with respect to Letters of Credit, or the Notes, such default shall continue unremedied for five days after receipt by the Borrower of an invoice therefor;

                  (c) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.1(e) (with respect to notice of Default or Events of Default), 5.8 or Article 6 of this Agreement;

                  (d) default shall be made by the Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, or any other Fundamental Document and such default shall continue unremedied for thirty (30) days after the Borrower obtains knowledge of such occurrence;


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                  (e) (i) default in payment shall be made with respect to any
Indebtedness of the Borrower or any of its Subsidiaries where the amount or amounts of such Indebtedness exceeds $50,000,000 in the aggregate; or (ii) default in payment or performance shall be made with respect to any Indebtedness of the Borrower or any of its Subsidiaries where the amount or amounts of such Indebtedness exceeds $50,000,000 in the aggregate, if the effect of such default is to result in the acceleration of the maturity of such Indebtedness; or (iii) any other circumstance shall arise (other than the mere passage of time) by reason of which the Borrower or any Subsidiary of the Borrower is required to redeem or repurchase, or offer to holders the opportunity to have redeemed or repurchased, any such Indebtedness where the amount or amounts of such Indebtedness exceeds $50,000,000 in the aggregate; provided that clause (iii) shall not apply to secured Indebtedness that becomes due as a result of a voluntary sale of the property or assets securing such Indebtedness and provided, further clauses (ii) and (iii) shall not apply to any Indebtedness of any Subsidiary issued and outstanding prior to the date such Subsidiary became a Subsidiary of the Borrower (other than Indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower) if such default or circumstance arises solely as a result of a "change of control" provision applicable to such Indebtedness which becomes operative as a result of the acquisition of such Subsidiary by the Borrower or any of its Subsidiaries;

                  (f) the Borrower or any of its Material Subsidiaries shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or the Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or the Borrower or any Material Subsidiary thereof shall take any action to authorize any of the foregoing;

                  (g) any involuntary case, proceeding or other action against the Borrower or any of its Material Subsidiaries shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

                  (h) the occurrence of a Change in Control;

                  (i) final judgment(s) for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any of its Subsidiaries which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which

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shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal (other than the final judgment(s) rendered to give effect to the Settlement); or

                  (j) a Reportable Event relating to a failure to meet minimum funding standards or an Inability to pay benefits when due shall have occurred with respect to any Plan under the control of the Borrower or any of its Subsidiaries and shall not have been remedied within 45 days after the occurrence of such Reportable Event, if the occurrence thereof could reasonably be expected to have a Material Adverse Effect;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may or shall, if directed by the Required Lenders, take either or both of the following actions, at the same or different times: terminate forthwith the Commitments and/or declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding. If an Event of Default specified in paragraphs
(f) or (g) above shall have occurred, the principal of and interest on the Loans and the Notes and all other amounts payable hereunder or thereunder shall thereupon and concurrently become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or the Notes to the contrary notwithstanding and the Commitments of the Lenders shall thereupon forthwith terminate.

8.       THE ADMINISTRATIVE AGENT AND EACH ISSUING LENDER

                  SECTION 8.1. ADMINISTRATION BY ADMINISTRATIVE AGENT.

                  The general administration of the Fundamental Documents and any other documents contemplated by this Agreement shall be by the Administrative Agent or its designees. Each of the Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Agreement as are delegated by the terms hereof or thereof, as appropriates together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents. Any Lender which is not the Administrative Agent (regardless of whether such Lender bears the title co-agent, syndication agent, documentation agent or any similar title, as indicated on the signature pages hereto) for the credit facility hereunder shall not have any duties or responsibilities except as a Lender hereunder.

                  SECTION 8.2. ADVANCES AND PAYMENTS.

                  (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to

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be made by it in accordance with this Agreement. Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, unless with respect to any Lender, such Lender has theretofore specifically notified the Administrative Agent that such Lender does not intend to fund that particular Loan. Each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent pursuant to the immediately preceding sentence. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender in accordance with this Section 8.2, such Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market. Notwithstanding the preceding sentence, if such reimbursement is not made by the second Business Day following the day on which the Administrative Agent shall have made any such amount available on behalf of any Lender or such Lender has indicated that it does not intend to reimburse the Administrative Agent, the Borrower shall immediately pay such unreimbursed advance amount (plus any accrued, but unpaid interest at the rate applicable to ABR Loans) to the Administrative Agent.

                  (b) Any amounts received by the Administrative Agent in connection with this Agreement or the Notes the application of which is not otherwise provided for shall be applied, in accordance with each of the Lenders' pro rata interest therein, first, to pay accrued but unpaid Facility Fees and Utilization Fees, second, to pay accrued but unpaid interest on the Notes, third, the principal balance outstanding on the Notes and fourth, to pay other amounts payable to the Administrative Agent and/or the Lenders. All amounts to be paid to any of the Lenders by the Administrative Agent shall be credited to the Lenders, promptly after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall from time to time agree.

                  SECTION 8.3. SHARING OF SETOFFS AND CASH COLLATERAL.

                  Each of the Lenders agrees that if it shall, through the operation of Sections 2.19, 2.23(h) or 2.23(i) hereof or the exercise of a right of bank's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans or L/C Exposure as a result of which the unpaid portion of its Loans or L/C Exposure is proportionately less than the unpaid portion of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans or L/C Exposure of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders' Loans and L/C Exposure and its participation in Loans and L/C Exposure of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to the obtaining of such payment was to the principal amount of all Loans and L/C Exposure outstanding prior to

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the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata.

                  SECTION 8.4. NOTICE TO THE LENDERS.

                  Upon receipt by the Administrative Agent from the Borrower of any communication calling for an action on the part of the Lenders, or upon notice to the Administrative Agent of any Event of Default, the Administrative Agent will in turn immediately inform the other Lenders in writing (which shall include telegraphic communications) of the nature of such communication or of the Event of Default, as the case may be.

                  SECTION 8.5. LIABILITY OF ADMINISTRATIVE AGENT AND EACH ISSUING LENDER.

                  (a) The Administrative Agent or any Issuing Lender, when acting on behalf of the Lenders may execute any of its duties under this Agreement by or through its officers, agents, or employees and neither the Administrative Agent, the Issuing Lenders nor their respective directors, officers, agents, or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent, the Issuing Lenders and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Administrative Agent, the Issuing Lenders nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Agreement or any related agreement, document or order, or for the designation or failure to designate this transaction as a "Highly Leveraged Transaction" for regulatory purposes, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any related agreement or document.

                  (b) Neither the Administrative Agent, the Issuing Lenders, nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any of the Lenders or the Borrower of any of their respective obligations under this Agreement or the Notes or any related agreement or document or in connection herewith or therewith.

                  (c) The Administrative Agent, and the Issuing Lenders, in such capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.


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                  SECTION 8.6. REIMBURSEMENT AND INDEMNIFICATION.

                  Each of the Lenders severally and not jointly agrees (i) to reimburse the Administrative Agent, in the amount of its proportionate share of the Total Commitment in effect on the date on which such reimbursement is sought (or, if reimbursement is sought after the date upon which the Total Commitment shall have been terminated in its entirety, in the amount of its proportionate share of the Total Commitment immediately prior to such date), for any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the administration or enforcement thereof not reimbursed by the Borrower or one of its Subsidiaries; (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or agents, on demand, in the amount of its proportionate share of the Total Commitment in effect on the date on which such indemnification is sought (or, if indemnification is sought after the date upon which the Total Commitment shall have been terminated in its entirety, in the amount of its proportionate share of the Total Commitment immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrower or one of its Subsidiaries (except such as shall result from the gross negligence or willful misconduct of the Person seeking indemnification); and (iii) to indemnify and hold harmless the Issuing Lenders and any of their respective directors, officers, employees, or agents or demand in the amount of its proportionate share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatever which may be imposed or incurred by or asserted against it relating to or arising out of the issuance of any Letters of Credit not reimbursed by the Borrower or one of its Subsidiaries (except such as shall result from the gross negligence or willful misconduct of the Person seeking indemnification).

                  SECTION 8.7. RIGHTS OF ADMINISTRATIVE AGENT.

                  It is understood and agreed that Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower as though it were not the Administrative Agent on behalf of the Lenders under this Agreement.

                  SECTION 8.8. INDEPENDENT INVESTIGATION BY LENDERS.

                  Each of the Lenders acknowledges that it has decided to enter into this Agreement and to make the Loans and issue and participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and agrees that neither the Administrative Agent nor any Issuing Lender shall bear responsibility therefor.


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                  SECTION 8.9. NOTICE OF TRANSFER.

                  The Administrative Agent and the Issuing Lenders may deem and treat any Lender which is a party to this Agreement as the owners of such Lender's respective portions of the Loans and Letter of Credit reimbursement rights for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective pursuant to Section 9.3.

                  SECTION 8.10. SUCCESSOR ADMINISTRATIVE AGENT.

                  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent from among the Lenders. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which with the consent of the Borrower, which will not be unreasonably withheld, shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 8.11. RESIGNATION OF AN ISSUING LENDER.

                  Any Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, such Issuing Lender shall be discharged from any duties and obligations under this Agreement in its capacity as an Issuing Lender with regard to Letters of Credit not yet issued. After any retiring Issuing Lender's resignation hereunder as an Issuing Lender, the provisions of this Agreement shall continue to inure to its benefit as to any outstanding Letters of Credit or otherwise with regard to outstanding L/C Exposure and any actions taken or omitted to be taken by it while it was an Issuing Lender under this Agreement.

9.       MISCELLANEOUS

                  SECTION 9.1. NOTICES.

                  Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, telecopy, graphic scanning or other

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telegraphic communications equipment of the sending party hereto, delivered by such equipment) addressed, if to the Administrative Agent or Chase, to it at 270 Park Avenue, New York, New York 10017-2070 Attn: Sandra Miklave, with a copy to Randolph Cates, or if to the Borrower, to it at 9 West 57th Street, New York, NY 10019 Attention: Kevin Sheehan, Chief Financial Officer and Eric J. Bock, Senior Vice President and Corporate Secretary, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, Attn: James Douglas, or if to a Lender, to it at its address notified to the Administrative Agent (or set forth in its Assignment and Acceptance or other agreement pursuant to which it became a Lender hereunder), or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged, if by any telecopier or telegraphic communications equipment of the sender, in each case addressed to such party as provided in this Section 9.1 or in accordance with the latest unrevoked written direction from such party.

                  SECTION 9.2. SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC.

                  All warranties, representations and covenants made by the Borrower herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Administrative Agent of the Notes regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitment has not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower hereunder.

                  SECTION 9.3. SUCCESSORS AND ASSIGNS; SYNDICATIONS; LOAN SALES; PARTICIPATIONS.

                  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided, however, that the Borrower may not assign its rights hereunder without the prior written consent of all the Lenders), and all covenants, promises and agreements by, or on behalf of, the Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.

                  (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent, the Issuing Lenders and the Borrower, which consents shall not be unreasonably withheld or delayed) assign to one or more banks or other entities either (i) all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Notes held by it and its

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L/C Exposure) (a "Ratable Assignment") or (ii) all or a portion of its rights and obligations under and in respect of (A) its Commitment under this Agreement and the same portion of the Revolving Credit Loans at the time owing to it and its L/C Exposure or (B) the Competitive Loans at the time owing to it (including, without limitation, in the case of any such type of Loan, the same portion of the associated Note) (a "Non-Ratable Assignment"); provided, however, that (1) each Non-Ratable Assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations in respect of the Loans, L/C Exposure and the Commitment (if applicable) which are the subject of such assignment, (2) each Ratable Assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement, (3) the amount of the Commitment or Competitive Loans, as the case may be, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Lender) shall be in a minimum principal amount of $1,000,000 unless otherwise agreed by the Borrower and the Administrative Agent and (4) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment (if required hereunder) and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, and from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (c) Notwithstanding the other provisions of this Section 9.3, each Lender may at any time make a Ratable Assignment or a Non-Ratable Assignment of its interests, rights and obligations under this Agreement to (i) any Affiliate of such Lender or (ii) any other Lender hereunder.

                  (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Fundamental Documents; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.4 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and

Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Fundamental Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(vi) such assignee agrees that it will be bound by the provisions of this Agreement and will perform in accordance with its terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (e) The Administrative Agent, on behalf of the Borrower, shall maintain at its address at which notices are to be given to it pursuant to
Section 9.1, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Fundamental Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, any Notes subject to such assignment (if required hereunder) and the processing and recordation fee, the Administrative Agent (subject to the right, if any, of the Borrower to require its consent thereto) shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt written notice thereof to the Borrower. If a portion of the Commitment has been assigned by an assigning Lender, then such Lender shall deliver its Revolving Credit Note, if any, at the same time it delivers the applicable Assignment and Acceptance to the Administrative Agent. If only Competitive Loans have been assigned by the assigning Lender, such Lender shall not be required to deliver its Competitive Note to the Administrative Agent, unless such Lender no longer holds a Commitment under this Agreement, in which event such assigning Lender shall deliver its Competitive Note, if any, at the same time it delivers the applicable Assignment and Acceptance to the Administrative Agent. Within five Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the applicable Lenders at their request, either (A) a new Revolving Credit Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a Competitive Note to the order of such assignee in an amount equal to the Total Commitment hereunder, and a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder, or (B) if Competitive Loans only have been assigned and the assigning Lender holds a Commitment under this Agreement, then a new Competitive Note to the order of the assignee Lender in an amount equal to the outstanding principal amount of the Competitive Loan(s) purchased by it pursuant to the Assignment and Acceptance, or (C) if Competitive Loans only have been

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assigned and the assigning Lender does not hold a Commitment under this
Agreement, a new Competitive Note to the order of such assignee in an amount equal to the outstanding principal amount of the Competitive Loans(s) purchased by it pursuant to such Assignment and Acceptance and, a new Competitive Note to the order of the assigning Lender in an amount equal to the outstanding principal amount of the Competitive Loans retained by it hereunder. Any new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the Commitments of the respective Lenders. All new Notes shall be dated the date hereof and shall otherwise be in substantially the forms of Exhibits A-1 and A-2 hereto, as the case may be.

                  (g) Each of the Lenders may without the consent of the Borrower, the Administrative Agent or any Issuing Lender sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note or Notes held by it); provided, however, that (i) any such Lender's obligations under this Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights under this Agreement, except with respect to matters requiring the consent of each of the Lenders hereunder, (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.14, 2.15 and 2.17 hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive, and (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                  (h) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to the Administrative Agent by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter in form and substance equivalent to the confidentiality letter executed by the Lenders in connection with information received by such Lenders relating to this transaction to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

                  (i) Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make the Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to preceding clauses (a) through (h), the disposition of the Notes or other evidence of Indebtedness held by that Lender shall at all times be within its exclusive control.


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                  (j) The Borrower consents that any Lender may at any time and from time to time pledge, or otherwise grant a security interest in, any Loan or any Note evidencing such Loan (or any part thereof), including any such pledge or grant to any Federal Reserve Bank, and, with respect to any Lender which is a fund, to the fund's trustee in support of its obligations to such trustee, and this Section shall not apply to any such pledge or grant; provided that no such pledge or grant shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (k) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Credit Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section
2.1 or 2.6, provided that (i) nothing herein shall constitute a commitment to make any Revolving Credit Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Credit Loan or fund any other obligation required to be funded by it hereunder, the Granting Lender shall be obligated to make such Revolving Credit Loan or fund such obligation pursuant to the terms hereof. The making of a Revolving Credit Loan by an SPC hereunder shall satisfy the obligation of the Granting Lenders to make Revolving Credit Loans to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.3 any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Credit Loan to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Revolving Credit Loans made by SPC or to support the securities (if any) issued by such SPC to fund such Revolving Credit Loans and (ii) disclose on a confidential basis any non-public information relating to its Revolving Credit Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

                  SECTION 9.4. EXPENSES; DOCUMENTARY TAXES.

                  Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the syndication, preparation, execution, delivery and administration of this Agreement, the Notes, the making of the Loans and issuance and administration of the Letters of Credit, including but not limited to any internally allocated audit costs, the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel to the Administrative Agent, as well as all reasonable out-of-pocket expenses incurred by the Lenders in connection with any restructuring or workout of this Agreement, or the Notes or the Letters of Credit or in connection with the enforcement or protection of the rights of the Lenders in connection with this Agreement or the Notes or the Letters of Credit or any other Fundamental Document, and with respect to any action which may be instituted by any Person against any Lender or any Issuing Lender in respect of the foregoing, or as a result of any transaction, action or nonaction arising from the foregoing, including but not limited to the fees and disbursements of any counsel for the Lenders or any Issuing Lender. Such payments shall be made on the date of execution of this Agreement and thereafter on demand. The Borrower agrees that it shall indemnify the Administrative Agent, the Lenders and the Issuing Lenders from, and hold them harmless against, any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the Notes or the issuance of any Letters of Credit or any other Fundamental Document. The obligations of the Borrower under this Section shall survive the termination of this Agreement and/or the payment of the Loans and/or expiration of the Letters of Credit.

                  SECTION 9.5. INDEMNITY.

                  Further, by the execution hereof, the Borrower agrees to indemnify and hold harmless the Administrative Agent and the Lenders and the Issuing Lenders and their respective directors, officers, employees and agents (each, an "Indemnified Party") from and against any and all expenses (including reasonable fees and disbursements of counsel), losses, claims, damages and liabilities arising out of any claim, litigation, investigation or proceeding (regardless of whether any such Indemnified Party is a party thereto) in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification, provided, however, that the Borrower shall not be liable for the fees and expenses of more than one separate firm for all such Indemnified Parties in connection with any one such action or any separate but substantially similar or related actions in the same jurisdiction, nor shall the Borrower be liable for any settlement of any proceeding effected without the Borrower's written consent, and provided further, however, that this Section 9.5 shall not be construed to expand the scope of the Borrower's reimbursement obligations specified in Section 9.4. The obligations of the Borrower under this Section 9.5 shall survive the termination of this Agreement and/or payment of the Loans and/or the expiration of the Letters of Credit.

                  SECTION 9.6. CHOICE OF LAW.

                  THIS AGREEMENT AND THE NOTES HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  SECTION 9.7. NO WAIVER.

                  No failure on the part of the Administrative Agent, any Lender or any Issuing Lender to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or with regards to the Letters of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 9.8. EXTENSION OF MATURITY.

                  Except as otherwise specifically provided in Article 1 or 8 hereof, should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

                  SECTION 9.9. AMENDMENTS, ETC.

                  No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed or consented to in writing by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of each Lender affected thereby (x) increase or extend the expiration date of the Commitment of a Lender or postpone or waive any scheduled reduction in the Commitments, or (y) alter the stated maturity or principal amount of any installment of any Loan (or any reimbursement obligation with respect to a Letter of Credit) or decrease the rate of interest payable thereon or extend the scheduled date of any payment thereof, or the rate at which the Facility Fees, Utilization Fees or letter of credit fees accrue or (z) waive a default under Section 7(b) hereof with respect to a scheduled principal installment of any Loan; and provided, further that no such modification or amendment shall without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, or (ii) amend this Section 9.9 or the definition of Required Lenders; and provided, further that no such modification or amendment shall decrease the Commitment of any Lender without the written consent of such Lender. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent or any Issuing Lender hereunder without its prior written consent. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked.

                  SECTION 9.10. SEVERABILITY.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 9.11. SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

                  (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE ADMINISTRATIVE AGENT, A LENDER OR AN ISSUING LENDER. THE BORROWER TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 9.1 HEREOF. THE BORROWER AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT, THE LENDERS AND EACH ISSUING LENDER. FINAL JUDGMENT AGAINST THE BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT, A LENDER OR AN ISSUING LENDER MAY AT IS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE BORROWER OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE BORROWER OR SUCH ASSETS MAY BE FOUND.

                  (b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT

OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 9.11(b) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.11(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

                  SECTION 9.12. HEADINGS.

                  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

                  SECTION 9.13. EXECUTION IN COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

                  SECTION 9.14. ENTIRE AGREEMENT.

                  This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into among the Borrower, the Administrative Agent or any Lender (other than the provisions of the letter agreement dated August 20, 2001, among the Borrower, Chase and J.P. Morgan Securities Inc., relating to fees and expenses and syndication issues) prior to the execution of this Agreement which relate to Loans to be made or the Letters of Credit to be issued hereunder shall be replaced by the terms of this Agreement.

                  SECTION 9.15. CONFIDENTIALITY.

                  Each of the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by the Borrower and its Subsidiaries pursuant to this Agreement that is designated by the Borrower as confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any participant or assignee (each, a "TRANSFEREE") of such Lender or prospective Transferee which agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any governmental or regulatory authority having jurisdiction over it, (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of

Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 9.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Fundamental Document.

                  SECTION 9.16. DELIVERY OF ADDENDA.

                  Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first above written.

                             CENDANT CORPORATION

                             By:  /s/ Kevin M. Sheehan
                             Name: Kevin M. Sheehan
                             Title: Chief Financial Officer


                             THE CHASE MANHATTAN BANK, as
                             Administrative Agent and Lender


                             By:  /s/ Randolph E. Cates
                             Name: Randolph E. Cates
                             Title: Vice President


                             BANK OF AMERICA, N.A., as Syndication Agent and Lender


                             By:  /s/ Igor Suica
                             Name: Igor Suica
                             Title: Vice President


                             THE BANK OF NOVA SCOTIA, as
                             Co-Documentation Agent and as Lender


                             By: /s/ Brian Allen
                             Name: Brian Allen
                             Title: Managing Director


                             CREDIT LYONNAIS NEW YORK BRANCH, as
                             Co-Documentation Agent and as Lender


                             By: /s/ Rod Hurst
                             Name: Rod Hurst
                             Title: Vice President